Exhibit 4.1

1 July 2021

(1)	ATOTECH LIMITED

(2)	MKS INSTRUMENTS, INC.

IMPLEMENTATION AGREEMENT

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44.20.7710.1000

www.lw.com

THIS AGREEMENT is made on 1 July 2021.

AMONG:

(1)

ATOTECH LIMITED, a registered public company incorporated and existing under the laws of Jersey with registered number 127906 and whose registered office is at 3rd Floor, 44 Esplanade St, Helier Jersey JE4 9WG (the “Company”); and

(2)	MKS INSTRUMENTS, INC., a corporation incorporated in Massachusetts with registered number 042277512 and whose office is at 2 Tech Drive, Suite 201, Andover, Massachusetts (the “Acquirer”)

together referred to as the “parties” and each as a “party” to this agreement (the “Agreement”).

WHEREAS:

(A)	Each of the parties wish to implement the Acquisition of the Company by the Acquirer.

(B)	The Company Directors intend to recommend the Acquisition to the Company Shareholders.

(C)

The parties have agreed that the Acquisition will be implemented by means of a scheme of arrangement, although the Acquirer may, in the circumstances and subject to the conditions set out in this Agreement, elect to implement the Acquisition by means of a Jersey Merger.

(D)	The Scheme will result in the Acquirer acquiring the entire issued and to be issued share capital of the Company.

(E)	The parties have agreed to take certain steps to implement the Acquisition and wish to enter into this Agreement to record their respective obligations relating to such matters.

IT IS AGREED:

1.	INTERPRETATION

1.1	In this Agreement, its Recitals and Schedules, each of the following expressions shall have the following meaning:

“Acquirer Documentation”	documents to be submitted or prepared by the Acquirer in connection with the Acquisition including but not limited to filings to be made in accordance with the Securities Act;

“Acquirer Material Adverse Effect”	means an event, state of facts, circumstance, change, effect, development, occurrence or combination of the foregoing that has had, or would reasonably be expected to have, a material adverse effect on (A) the ability of the Acquirer to consummate the Acquisition and the other transactions contemplated by this Agreement or (B) the business, condition (financial or otherwise) or results of operations of Acquirer and its Subsidiaries, taken as a whole, excluding any event, change, effect, development or occurrence resulting from or arising out of or attributable to: (1) any changes in general economic, business, labor, financial or capital market conditions (including prevailing interest rates or exchange rates and access to capital markets), (2) any changes generally in the industries (including seasonal fluctuations) in which the Acquirer or any of its Subsidiaries conducts its business, (3) the negotiation, announcement, pendency, existence of, compliance with, performance under, or consummation of this Agreement or the transactions contemplated hereby (including, the impact thereof on the relationships, contractual or otherwise, of the Acquirer or any of its Subsidiaries with employees, labour unions, customers, suppliers, lenders, distributors or partners, and including any lawsuit, action or other proceeding by shareholders or otherwise with respect to the Acquisition or any of the other transactions contemplated by this Agreement), (4) any action or omission taken or not taken at the request of, or with the consent of, the Company or any of its Affiliates, (5) any changes or proposed changes in applicable Law (or authoritative interpretations thereof), (6) any changes or proposed changes in GAAP or other applicable accounting standards (or authoritative interpretations thereof), (7) earthquakes, any weather-related event, natural disasters, the outbreak or worsening of an epidemic, pandemic or other health crisis (including COVID-19, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations), or outbreak or escalation of hostilities or acts of war (whether or not declared), military action, sabotage or acts of terrorism, (8) governmental shutdown, (9) any changes in regulatory, legislative or political conditions, (10) any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated hereby, (11) any changes in the share price or trading volume of the Acquirer Shares or any suspension of trading, or (12) any failure, in and of itself, by the Acquirer or its Subsidiaries to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics (provided that the exceptions in clauses (11) and (12) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change or failure has resulted in, or contributed to, an Acquirer Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (5), (6), (7), (8) and (9), to the extent disproportionately affecting Acquirer and its Subsidiaries, taken as a whole, relative to other companies in the industries in which the Acquirer and its Subsidiaries operate;

“Acquirer Registration Statement”	means a registration statement to be filed by the Acquirer on Form S-4 (such other applicable form) with the United States Securities and Exchange Commission in order to register the Acquirer Shares issued as part of the Share Consideration under the Securities Act;

“Acquisition”	the acquisition by the Acquirer of the entire issued and to be issued share capital of the Company for the Consideration, to be effected in accordance with this Agreement by means of the Scheme or, in the event that the Acquirer elects to proceed with such acquisition by way of a Jersey Merger in accordance with the terms of this Agreement, a Jersey Merger, and shall, in any case, where the context so requires, include any subsequent revision, variation, extension or renewal thereof as agreed by the parties in writing;

“Advisers”	in the case of the Acquirer, DLA Piper of 160 Aldersgate, London EC1A 4HT; and in the case of the Company, Latham & Watkins (London) LLP of 99 Bishopsgate, London EC2M 3XF United Kingdom;

“Acquirer Directors”	the directors of the Acquirer from time to time;

“Acquirer Group”	the Acquirer and its subsidiaries and subsidiary undertakings from time to time (which, for the avoidance of doubt, shall exclude the Company or any other member of the Group);

“Acquirer Shareholders”	the holders of Acquirer Shares from time to time;

“Acquirer Shares”	the common stock (with no par value), of the Acquirer (each an “Acquirer Share”);

“Affiliate”	with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person (as used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise);

“Agreed Form”	in relation to any document, such document in the terms agreed among the parties as at the date of this Agreement, subject to any further changes as the parties may agree from time to time;

“Announcement”	the joint regulatory announcement of the parties intention to proceed with the Acquisition, in the Agreed Form;

“Articles”	the articles of association of the Company;

“Awards”	any award under a Company Incentive Plan, including any Assumed Award (as defined in the Company Incentive Plan), and grant of Company Shares or the right to receive, subscribe for or otherwise acquire one or more Company Shares under a Company Incentive Plan;

“Business Day”	a day (other than Saturday, Sunday or a public holiday) on which banks in the City of London, Jersey and New York City are open for business generally;

“Carlyle Stockholders”	means Carlyle Partners VI Cayman Holdings, L.P., CEP IV Participations, S.a.r.l. SICAR, and Gamma Holding Company Limited together with their affiliates, assigns and permitted transferees, as applicable;

“Cash Consideration”	means $16.20 per Company Share;

“Cash Funding Requirement”	has the meaning given to it in Clause 2.1;

“Clearances”	the merger control, competition and regulatory approvals, consents, clearances, permissions, waivers including the Identified Clearances;

“Company Board”	the board of directors of the Company from time to time;

“Company Board Recommendation”	the unanimous recommendation of the Company Directors to the Company Shareholders to vote in favour of the Resolutions at the Court Meeting and the General Meeting in substantially the form set out in the Announcement;

“Company Business” “Company Directors”	the business of surface finishing as operated by the Company Group; the directors of the Company from time to time;

“Company Employee Plan”	any (i) material, written “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any liability; and (ii) each other material, written employee benefit plan, program or arrangement funded or unfunded, including without limitation, any stock option, stock purchase, stock appreciation right or other stock, stock unit or other stock-based incentive plan, cash bonus or incentive compensation arrangement, health and welfare, retirement or deferred compensation plan, profit sharing plan, unemployment or severance compensation plan, change-in-control plan or employment, retention or consulting agreement, for the benefit of any current or former employee of the Company or any of its subsidiaries or any director of, or other service provider to, the Company or any of its Subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA), in each case, under which the Company or any of its Subsidiaries has any material obligation or liability, provided that no (1) collective bargaining or other similar labour-related agreement, (2) “multiemployer plan,” within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or (3) plan, policy or program sponsored or maintained by a Governmental Authority shall be a Company Employee Plan;

“Company Incentive Plans”	the Atotech Limited 2021 Incentive Award Plan (including the Atotech Limited Nonqualified Employee Stock Purchase and Matching Share Subplan);

“Company Material Contracts”

each of the following types of contracts to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound (excluding any contract with no outstanding material obligations):

(a)    any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(b)    any contract that would reasonably be expected to involve payments by the Company or any of its Subsidiaries in excess of $1,000,000 during the 12-month period following the date of this Agreement that is not terminable by the Company or such Subsidiary upon less than ninety (90) days’ notice without penalty or liabilities to the Company or such Subsidiary;

(c)    any contract that grants a right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries;

(d)    any material joint venture, partnership or limited liability company agreement or other similar contract or any other contract that would place obligations or restrictions on the Acquirer Group.

“Company Shareholders”	holders of the Company Shares from time to time;

“Company Shares”	the ordinary shares of the Company having nominal value of $ 0.10 each in the (listed) share capital of the Company;

“Competing Proposal”	(a) an offer or merger proposal, howsoever made for, or the proposed acquisition, merger or exchange offer for, control of, more than 50 per cent. of the Company Shares made by or on behalf of a Third Party; or (b) a scheme of arrangement between the Company and some or all of its members under Part 18A of the Jersey Act, the effect of which is or would be to vest control of the Company in a Third Party; or (c) an acquisition, howsoever structured, which would result in all or a material part of the business or assets of the Group being acquired by a Third Party, or (d) any form of share issuance or reorganisation that results in a Third Party owning more than 50 per cent of the Company’s Shares;

“Conditions”	the conditions to completion of the Acquisition set out in the Announcement and Schedule 2 of this Agreement;

“Confidentiality Agreement”	the confidentiality agreement between the Acquirer and the Company dated 9 June 2021;

“Consideration”	the Cash Consideration and the Share Consideration;

“Convening Hearing”	the hearing by the Court to order the convening of the Court Meeting;

“Court”	the Royal Court of Jersey;

“Court Hearing”	the hearing by the Court of the representation to sanction the Scheme (and to grant the Court Order);

“Court Meeting”	the meeting of Company Shareholders (and any adjournment, postponement or reconvention thereof) to be convened by order of the Court pursuant to article 125 of the Jersey Act in order for the Company Shareholders to consider, and if thought fit approve, the Scheme;

“Court Order”	the order of the Court sanctioning the Scheme under article 125 of the Jersey Act;

“D&O Parties”	the directors, managers and officers of a Group Company or any person who was a director or officer of a Group Company in the six years prior to the Effective Date;

“Effective Date”	the date upon which:

(a) the Scheme becomes effective in accordance with its terms; or

(b)    if the Acquirer elects in accordance with the terms of this Agreement to implement the Acquisition by way of a Jersey Merger, the date that the Jersey Merger becomes or is declared unconditional in all respects and the Registrar of Companies in Jersey issues the relevant certificate of merger;

“Financial Adviser”	in relation to the Acquirer, Perella Weinberg Partners LP, and, in relation to the Company, Credit Suisse International, including (unless the context otherwise requires) directors, officers and employees thereof;

“General Meeting”	the general meeting of the Company Shareholders (including any adjournment, postponement or reconvention thereof) to be convened in connection with the Scheme in order for the Company Shareholders to consider, and if thought fit approve, certain matters in connection with the Scheme and the Acquisition, notice of which is to be set out in the Scheme Circular (including any adjournment, postponement or reconvention thereof);

“Group”	the Company and its subsidiaries and subsidiary undertakings from time to time;

“Identified Clearances”	the Clearances as specified in Schedule 5, subject to modifications in accordance with Clause 4.5;

“IFRS”	means International Financial Reporting Standards;

“Jersey Act”	the Companies (Jersey) Law 1991, as amended;

“Jersey Merger”	if the Acquirer elects to implement the Acquisition by way of a Jersey merger pursuant to make a Permitted Switch, the Jersey merger (within the meaning of Part 18B of the Jersey Act) to be made by the Acquirer merge the Company into the Acquirer (or its Subsidiary) and for the issue of the Share Consideration including, where the context admits, any subsequent revision, variation, extension or renewal of such offer as agreed by the parties in writing);

“Jersey Merger Agreement”	if the Acquirer elects to make a Permitted Switch, the agreement which would be despatched by the Acquirer to Company Shareholders in connection with the Jersey Merger which will contain, inter alia, the terms and conditions of the Jersey Merger in compliance with article 127D of the Jersey Act;

“Law”	all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time;

“Liability”	costs, losses, liabilities, damages, claims, demands, proceedings, expenses, penalties and legal and other professional fees, including any direct or indirect consequential losses, loss of profit and loss of reputation;

“Long Stop Date”	31 December 2021 or such later date as the Acquirer and the Company may agree in writing; provided that, (i) if all Clearances necessary for the Acquisition have not been obtained by 31 December 2021, or (ii) there is a Permitted Switch, the Long Stop Date shall automatically be extended until 31 March 2022;

“Meetings”	the Court Meeting and the General Meeting;

“Permitted Lien”	means (a) any Lien for Taxes or other governmental charges, levies or assessments not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (c) zoning, building and other similar codes and regulations, (d) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (e) utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way, restrictions, declarations, covenants, conditions, defects and other Liens that are shown in public records that do not individually or in the aggregate materially interfere with the present occupancy or use of the respective Company’s owned or lease property or otherwise materially impair the business operations of the Company and its Subsidiaries, (f) matters disclosed by any existing title insurance policies or title reports, when copies of the same have been made available to Acquirer, (g) non-exclusive licenses granted by the Company or any of its Subsidiaries in the ordinary course of business for intellectual property owned by the Company or any of its Subsidiaries, (h) liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business, (i) liens arising under applicable securities laws, (j) any lease or sublease of real property entered in the ordinary course of business, (k) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (l) any conditions that would be disclosed by a current, accurate survey or physical inspection that do not individually or in the aggregate materially interfere with the current use of the assets of, or the current operation of the business of, the Company and its Subsidiaries.

“Permitted Switch”	has the meaning given to it in Clause 5.6;

“Receiving Agent”	means the receiving agent appointed by the Company in connection with the Acquisition after consultation with the Acquirer in accordance with Clause 3.53.5;

“Receiving Agent Agreement”	the agreement pursuant to which the Receiving Agent is appointed;

“Relevant Authority”	any central bank, court or competition, antitrust, national, supranational or supervisory body or other government, governmental, trade or regulatory agency or body, in each case in any jurisdiction;

“Relevant Period”	the period between the date of this Agreement and the earlier to occur of: (i) the Effective Date, and (ii) the date of termination of this Agreement in accordance with Clause 13;

“Representatives”	in relation to each party, its Financial Advisers, Advisers, directors, officers, employees, and consultants;

“Resolutions”	the resolutions of the Company Shareholders to be proposed at the Court Meeting and the General Meeting in order to approve the Scheme and certain other matters in connection with the Acquisition;

“Scheme”	the scheme of arrangement to be proposed under article 125 of the Jersey Act by the Company to the Company Shareholders to implement the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by the Acquirer;

“Scheme Circular”	the document to be despatched to Company Shareholders and others by the Company containing, amongst other things, the Scheme, the Conditions and other relevant terms and conditions, certain information about the Acquirer and the Company and the notices of the Meetings and, where the context so admits, includes any form of proxy, election, notice, court document, meeting advertisement or other document reasonably required in connection with the Scheme;

“Securities Act”	the U.S. Securities Act of 1933, as amended;

“Senior Secured Credit Facilities”	That certain credit agreement, dated as of March 18, 2021, by and among Alpha 3 B.V., as parent borrower, Atotech B.V. as Dutch subsidiary borrower, Atotech Deutschland GMBH, as German subsidiary borrower, Atotech Asia Pacific Limited, as Hong Kong subsidiary borrower, Alpha 2 B.V., as holdings and Goldman Sachs Bank USA, as administrative agent, collateral agent and a L/C Issuer and the other lenders party thereto;

“Share Consideration”	means 0.0552 of an Acquirer Share per Company Share;

“Stamp Duty”	any stamp duty (if any) payable on the transfer of Company Shares;

“Subsidiary”	means, with respect to any person, another person of which such first person owns or controls, directly or indirectly, securities or other ownership interests representing more than 50% of the voting power of all outstanding share, stock or ownership interests of such second person;

“Superior Competing Proposal”	means a Competing Proposal by a Third Party which is determined by the Company Directors, having taken advise from the Company’s legal and financial advisors in the exercise of their fiduciary duties to be (i) in the best interest of the Company; and (ii) superior to the terms of the Acquisition in the aggregate (as specified in this Agreement);

“Tax”	all forms of taxation and statutory, governmental, state, federal, provincial, local, foreign, government or municipal charges, fees, tolls, customs, duties, imposts, contributions, levies, withholdings, or liabilities or social security or national insurance contributions of any kind wherever chargeable and in any jurisdiction imposed or required to be withheld by any Tax Authority; and any penalty, fine, surcharge, interest, inflationary adjustment, additions to tax, charges, costs, or other additional amounts imposed thereon;

“Tax Authority”	any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official in any jurisdiction having authority in the assessment, collection or administration of Tax;

“Tax Return”	any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any applicable Laws relating to any Tax;

“Third Party”	a person other than the Acquirer or its respective Affiliates;

“Transaction Documents”	means this Agreement, the Announcement and the Confidentiality Agreement (and “Transaction Document” means any one of them);

“Transfer Agent”	means the transfer agent appointed by the Acquirer in connection with the Acquisition after consultation with the Acquirer in accordance with Clause 3.4;

“Transfer Agent Agreement”	the agreement pursuant to which the Transfer Agent is appointed;

“Transfer Taxes”	has the meaning given to it in Clause 14.2;

“U.S. GAAP”	means accounting principles generally accepted in the United States of America; and

“Voting Record Time”	in relation to the Court Meeting or General Meeting, as the context requires, the date and time to be specified in the Circular by reference to which entitlement to vote at the Court Meeting or General Meeting, as the case may be, will be determined.

1.1	Unless the context requires otherwise, words and expressions defined in or having a meaning provided by the Jersey Act at the date of this Agreement shall have the same meaning in this Agreement.

1.2	Unless the context requires otherwise, references in this Agreement to:

(a)	any of the masculine, feminine and neuter genders shall include other genders;

(b)	the singular shall include the plural and vice versa;

(c)	a “person” shall include a reference to any natural person, body corporate, unincorporated association, partnership and trust;

(d)

“Law” shall include statutes, statutory instruments, orders and regulations and directions made or issued under the same and shall be construed so as to include a reference to the same as it may have been, or may from time to time be, amended, modified, consolidated, re-enacted or replaced;

(e)	a party means a party to this Agreement and a reference to parties means each of the parties to this Agreement;

(f)	holding company, subsidiary and subsidiary undertaking shall be references to those terms as defined in the Jersey Act;

(g)	USD, US dollars or “$” shall mean the lawful currency of the United States of America;

(h)	a time of day are, unless expressly stated otherwise, to Jersey time;

(i)	include and including, and variations thereof, shall be deemed to be followed by the words without limitation; and

(j)

any English legal term for any action, remedy, method or form of judicial proceeding, legal document, court or any other legal concept or matter will be deemed to include a reference to the corresponding or most similar legal term in any jurisdiction other than England, to the extent that such jurisdiction is relevant to the Acquisition or the terms of this Agreement.

1.3

The headings in this Agreement are for convenience only and shall not affect its meaning. References to a Clause, Schedule or paragraph are (unless otherwise stated) to a clause of or a schedule to this Agreement or to a paragraph of the relevant Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

2.	CASH CONSIDERATION

2.1

The Acquirer represents, warrants and undertakes that sufficient resources will at the Effective Date be available for use to satisfy, and the Acquirer shall satisfy in full, the cash consideration requirements under and in connection with the Acquisition, including, without limitation: (i) the Cash Consideration to be paid on the Effective Date in respect of each Company Share; and (ii) any amount payable to holders of Awards pursuant to Company Incentive Plans, including those to receive payments in accordance with the terms of this Agreement; (together, in aggregate, the “Cash Funding Requirement”).

2.2

In the event that the Cash Funding Requirement is increased, references in this Agreement to the Cash Funding Requirement and to the amount required to enable the Acquirer to satisfy the Cash Funding Requirement in full shall be to the amount as so increased.

3.	SHARE CONSIDERATION

3.1

Subject to the Effective Date having occurred, the Acquirer shall issue to each Company Shareholder the number of Acquirer Shares (rounded down to the nearest whole number) to which such Company Shareholder is entitled under the Scheme, and shall credit, or cause to be credited through the facilities of the Transfer Agent, such Acquirer Shares in either certified or book-entry form to the respective account of such Company Shareholder (including via The Depository Trust Company), as soon as reasonably practicable (and in any event within 1 Business Day) following the occurrence of the Effective Date. The number of Acquirer Shares to which such Company Shareholders are entitled under the Scheme shall be subject to adjustment for any share split, consolidation or other action impacting the number of Acquirer Shares to be received under the Scheme.

3.2

The Acquirer Shares to be issued pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.

3.3

The Acquirer shall use all reasonable endeavours to cause the Acquirer Shares to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Court Hearing and, in any event, prior to the Effective Date.

3.4	The Acquirer shall consult with the Company to the extent reasonably practicable in respect of the appointment of the Transfer Agent (including the terms of the Transfer Agent Agreement).

3.5	The Company shall consult with the Acquirer to the extent reasonably practicable in respect of the appointment of the Receiving Agent (including the terms of the Receiving Agent Agreement).

4.	CONDITIONS

General

4.1

The obligation of the parties to complete the Scheme (or, if the Acquirer elects to implement the Acquisition by way of a Jersey Merger pursuant to a Permitted Switch) is subject to satisfaction or, where permitted or required under this Agreement, waiver of the Conditions by the Acquirer or the Company, as applicable.

4.2

The Acquirer undertakes that by 20:00 p.m. on the date prior to the Court Hearing, it shall deliver a notice in writing to the Company either: (i) confirming the satisfaction or waiver of all Conditions specified in paragraph 1.2 of Schedule 2; or (ii) confirming its intention to invoke a Condition and, if (ii), it shall in such notice identify the Condition or Conditions which it considers it is entitled to invoke and provide reasonable details of the event which has occurred, or the circumstance which has arisen, which it considers entitle it to invoke that Condition or those Conditions.

4.3

The Acquirer undertakes to the Company to keep the Company informed promptly of the progress towards satisfaction (or otherwise) of the Conditions and, if the Acquirer is, or becomes, aware of any matter which might reasonably be considered to be material in the context of the satisfaction or waiver of any of the Conditions, it will in each case as soon as reasonably practicable make the substance of any such matter known to the Company and, so far as it is aware of the same, provide such details and further information as the Company may reasonably request. Nothing in this Agreement shall oblige the Acquirer to provide any information to the Company which the Acquirer is not permitted to provide pursuant to applicable Law or contractual obligation (provided, that, the Acquirer shall use all reasonable endeavours to make substitute arrangements or permit such disclosure in a manner that would not violate such restrictions).

4.4

If the Company is, or becomes, aware of any matter which might reasonably be considered to be material in the context of the satisfaction or waiver of any of the Conditions (including but not limited to a breach of any representation or warranty), it will in each case as soon as reasonably practicable make the substance of any such matter known to the Acquirer and, so far as it is aware of the same, provide such details and further information as the Acquirer may reasonably request. Nothing in this Agreement shall oblige the Company to provide any information to the Acquirer which the Company is not permitted to provide pursuant to applicable Law or contractual obligation (provided, that, the Company shall use all reasonable endeavours to make substitute arrangements or permit such disclosure in a manner that would not violate such restrictions).

Clearances

4.5

The Identified Clearances shall be modified to include any additional Clearances that the Acquirer notifies the Company in writing as may be necessary for the purposes of the consummation of the Acquisition within no later than 15 Business Days from the date of this Agreement. The Acquirer shall be responsible for contacting and corresponding with the Relevant Authorities in relation to the Clearances, including preparing and submitting all necessary filings, notifications and submissions as soon as reasonably practicable following the publication of the Announcement. The Acquirer shall consult with the Company to the extent reasonably practicable and keep the Company updated as to progress towards obtaining such Clearances, including by taking the steps set out in Clause 4.7.

4.6

The Company undertakes to cooperate with the Acquirer in relation to the Clearances and to assist the Acquirer in communicating with any Relevant Authority in relation to such Clearances and promptly to provide such information and assistance to the Acquirer as they may reasonably require for the purposes of obtaining any such Clearance and for the purpose of making a submission, filing or notification to any Relevant Authority in connection with any such Clearance as soon as reasonably practicable.

4.7	Without prejudice to the generality of Clauses 4.5 and 4.6, the Acquirer undertakes to the Company that it shall:

(a)

make as promptly as reasonably practicable such filings with any Relevant Authority as are necessary or expedient for the implementation of the Acquisition (including, in the case of the Identified Clearances, by making complete filings to the Relevant Authorities by the date falling 25 Business Days after the Announcement);

(b)

take all such steps and make as promptly as reasonably practicable and within applicable deadlines and due dates such filings with all appropriate Relevant Authorities, jointly or separately, as are necessary or reasonably desirable to obtain the Clearances;

(c)

subject to applicable Law, as soon as reasonably practicable notify the Company and provide copies of any significant communications with any Relevant Authority in connection with obtaining the Clearances;

(d)

subject to applicable Law, use all reasonable endeavours to procure that the Company and its Representatives are able to attend any significant meetings or hearings and participate in any substantive discussions with any Relevant Authority in connection with obtaining the Clearances; provided that the Acquirer shall be permitted to take the lead in all joint meetings and communications with Relevant Authorities in connection with the Clearances; and

(e)

in furtherance of the provision set out in this Clause 4.7, and notwithstanding any limitations therein or set out elsewhere in this Agreement, but subject to the other provisions of this clause, the Acquirer shall promptly take (and shall cause each of its Affiliates to take) any and all actions necessary or advisable in order to avoid or eliminate each and every impediment to the consummation of the Acquisition contemplated by this Agreement and obtain all approvals and consents of any Relevant Authority that may be required by any foreign or U.S. federal, state or local Relevant Authority, in each case with competent jurisdiction, so as to enable the parties to consummate the Acquisition contemplated by this Agreement as promptly as practicable (and in any event by or before the Long Stop Date), including committing to, by consent decree or otherwise, operational restrictions or limitations on, and committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale, license, disposition or holding separate of such assets or businesses of the Acquirer, the Company or any of their respective Affiliates (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of the Relevant Authority) as may be required to obtain such approvals or consents of such Relevant Authorities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decrees, judgments, injunctions or orders that would otherwise have the effect of preventing or delaying the consummation of the Acquisition contemplated by this Agreement; provided that nothing in this Clause 4.7 shall require or be construed to require the Acquirer or any of its affiliates to agree to, or offer, accept or suffer to have imposed upon it (i) any divestiture or license of any material assets of the Acquirer Group (excluding, for the avoidance of doubt, the Company) if such divesture or license would reasonably be expected to have a material adverse effect on the Acquirer, the Company and their respective Subsidiaries taken as a whole on a combined basis; (ii) any agreement to hold separate or discontinue operation of any material asset of the Acquirer Group (excluding, for avoidance of doubt, the Company) which would reasonably be expected to have a material adverse effect on the Acquirer, the Company and their respective Subsidiaries taken as a whole on a combined basis; or (ii) any condition or restriction that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Acquirer, the Company and their respective Subsidiaries taken as a whole on a combined basis (it being understood and agreed that for the purpose of this covenant, whether the magnitude of the impact of an action constitutes a material adverse effect has occurred shall be determined on a basis consistent with the defined terms Company Material Adverse Effect and Acquirer Material Adverse Effect); provided, further, such restrictions, limitations, sales or other dispositions are conditioned upon the consummation of the Acquisition contemplated by this Agreement) as are required to obtain any regulatory approval or to avoid the entry of, or to effect the dissolution of or vacate or lift, any restrictive order; provided, however, for the avoidance of doubt, the Company shall not be obligated to make any undertaking that could result in any penalty or fine (whether criminal, civil, or otherwise) upon, or any other liability to, any Person that is, prior to the Effective Date, a shareholder of the Company or a director, officer, or employee of the Company or any of its Subsidiaries. Neither the Acquirer nor the Company, directly or indirectly, through one or more of their respective Affiliates, shall take any action, including acquiring or making any investment in any person or any division or assets thereof, that would reasonably be expected to prevent or delay the satisfaction of any of the conditions contained in this Agreement or the consummation of the Acquisition.

5.	IMPLEMENTATION OF THE ACQUISITION

General

5.1	Each party will use all reasonable endeavours:

(a)

to procure the release of the Announcement to the Relevant Authority by no later than 5.00 p.m. on the day following the date of execution of this Agreement (or by such other time or such other date as may be agreed between the Acquirer and the Company subject to applicable Law);

(b)

to do and execute, or procure the doing and executing of, each necessary or desirable act, document and thing reasonably within its power to implement the Acquisition on the terms and subject to the conditions set out or referred to in the Announcement and to give effect to the matters specified in, the Announcement and the Scheme Circular or Jersey Merger Agreement (as the case may be); and

(c)

to finalise the Scheme Circular and to agree and fix a date with the Court for the Convening Hearing and, so far as is practicable, the Court Hearing. The parties will seek to book at least a half day for the Convening Hearing and the Court Hearing unless, acting reasonably, they agree otherwise in writing. The notice convening the Court Meeting, together with all relevant forms of election (if any), proxy forms and other documents related to the Scheme will be dispatched to the Company Shareholders as soon as is reasonably practicably after the Convening Hearing and, in any event, 3 Business Days thereof. Notice for the Court Meeting will be at least 21 clear days (taking into account applicable provisions for the deemed receipt of the notice covering the Court Meeting) and shall not be greater than 28 clear days, unless the parties otherwise agree in writing, each acting reasonably and without undue delay.

5.2	The parties agree that the conditions to the Scheme set out in the Scheme Circular shall be the same as the Conditions set out in the Announcement and this Agreement.

Specific obligations of the Company

5.3	The Company will procure that the Announcement and the Scheme Circular includes the Company Board Recommendation.

5.4

For so long as the Acquisition is being (or is to be) implemented by way of the Scheme, and without prejudice to the generality of Clause 5.1, the Company shall (and shall procure that any relevant member of the Group shall):

(a)	as soon as reasonably practicable apply to the Court for leave to convene the Court Meeting and file such documents and take such steps as may be necessary in connection therewith;

(b)	subject to the approval of the Acquirer (acting reasonably), finalise and (where required) settle with the Court the Scheme Circular, all necessary advertisements and forms of proxy and election;

(c)

once approved by the Acquirer (acting reasonably) and the Court, not seek to revise the Scheme Circular, to amend the terms of the Acquisition or (unless required by the Court) to adjourn the Meetings, in each case, without the prior written consent of the Acquirer (not be unreasonably withheld or delayed);

(d)

within 5 Business Days upon (i) the Court making the order necessary for the purpose of convening the Court Meeting; (ii) any necessary advertisements, the Scheme Circular and forms of proxy and election being finalised; and (iii) such documents being approved by the Acquirer (acting reasonably), publish the requisite advertisements and arrange for the posting of the Scheme Circular to the Company Shareholders;

(e)

not (unless required by the Court) agree to an extension of time in connection with, or to any variation, amendment, withdrawal or non-enforcement (in whole or in part) of, the Scheme without the prior written consent of the Acquirer (not be unreasonably withheld or delayed);

(f)

convene, hold and transact the relevant business at each of the Meetings at the time and date specified in the Scheme Circular (or as soon as practicable thereafter) and propose the resolutions set out in the notices of those meetings (as appropriate) without amendments;

(g)

following each of the Meetings and assuming the necessary resolutions are passed by the requisite majorities, as soon as practicable seek the sanction by the Court of the Scheme (unless the Acquirer has notified an intention to invoke a Condition under Clause 4.2);

(h)

as soon as reasonably practicable following sanction by the Court of the Scheme, cause office copies and any other necessary documents to be filed with the Jersey registrar of companies such that the Scheme becomes effective; and

(i)	to take all other necessary actions to effect the Scheme once it has been sanctioned by the Court.

Specific obligations of the Acquirer

5.5

The Acquirer undertakes to be bound by the Scheme (and as required, procure each member of the Acquirer Group is bound by the Scheme), such undertakings to include but not limited to the execution of bulk stock transfer forms to transfer the shares in the Company and to ensure all relevant statutory registers of the Company are updated to reflect the transfer.

Switching

5.6

The Acquirer may with the written consent of the Company Board (not to be unreasonably withheld or delayed) elect to implement the Acquisition by way of a Jersey Merger (rather than by way of the Scheme) if, following consultation with the Company Board, it is of the reasonable opinion that this will materially increase the likelihood of the Acquisition proceeding (a “Permitted Switch) in which case, the Company shall at the request of the Acquirer withdraw the Scheme and the Acquirer consents and agrees to such withdrawal of the Scheme. Notwithstanding the foregoing, the Acquirer shall not make a Permitted Switch if this Agreement has been terminated pursuant to Clause 13. For the avoidance of doubt, it is agreed that the Company Board may withhold its consent pursuant to a request by the Acquirer for a Permitted Switch if a Superior Competing Proposal has been approved or is under consideration pursuant to Clause 11 or a Competing Proposal is reasonably considered by the Company Board to be capable of becoming a Superior Competing Proposal.

5.7	In the event of a Permitted Switch:

(a)	the acceptance condition shall be set at not less than 66.66% of the voting rights attaching the Company Shares present in person or by proxy and voting at the General Meeting;

(b)	the Conditions to the implementation of the Acquisition, as set out in the Announcement, shall be incorporated into the announcement of such Jersey Merger and into the Jersey Merger Agreement; and

(c)	the terms of the Jersey Merger shall be no less favourable to Company Shareholders than the terms of the Scheme.

5.8

Each party will take all such actions as are necessary to implement the Acquisition by way of a Jersey Merger in accordance with the terms of the Agreement and so far as is reasonable, consistent with such terms including in respect of the agreed terms of the Jersey Merger Agreement. The parties further acknowledge and accept that the terms of the Jersey Merger Agreement must be substantially in accordance with the terms of this Agreement, including in respect of conditionality, representations and warranties, timetable and process.

5.9

In the event of a Permitted Switch, this Agreement shall continue in force until terminated pursuant to Clause 13, and, subject to Clause 5.7, shall be construed as far as possible to give effect to the intentions of the parties under this Agreement.

6.	DOCUMENTATION, INFORMATION AND UNDERTAKINGS

6.1

The Acquirer undertakes to provide promptly to the Company all such information about itself, the Acquirer Group and the Acquirer Directors as may reasonably be requested by the Company for the purpose of inclusion in the Scheme Circular and to provide such other co-operation and assistance as may reasonably be required in connection with the preparation of the Scheme Circular, provided that the Company submits, or procures the submission of drafts and revised drafts of the Scheme Circular to the Acquirer for review and considers its reasonable comments in relation thereto.

6.2

The Company undertakes to provide promptly to the Acquirer all such information about itself, the Group and the Company Directors as may reasonably be requested by the Acquirer for the purpose of inclusion in the Acquirer Documentation and to provide such other co-operation and assistance as may reasonably be required in connection with the preparation of the Acquirer Documentation, provided that the Acquirer submits, or procures the submission of drafts and revised drafts of the Acquirer Documentation to the Acquirer for review and considers its reasonable comments in relation thereto.

6.3	The Company undertakes to:
(a)

prior to the Meetings, keep the Acquirer informed of the number of proxy votes received in respect of the resolutions to be proposed at the Meetings and promptly to provide the Acquirer with details of any material changes to the Company’s shareholder and other statutory registers which occur prior to the Effective Date; and

(b)

co-operate with and provide such details to the Acquirer and its Advisers in relation to the Company Incentive Plans and Awards thereunder as the Acquirer or its Advisers may reasonably request and to communicate with participants of the Company Incentive Plans as necessary or desirable to implement the Acquisition in the manner contemplated by this Agreement.

6.4

The Acquirer undertakes to notify the Company promptly of: (i) any changes in the information disclosed in any document or announcement published by the Acquirer in connection with the Acquisition which are material in the context of that document or announcement; and (ii) any material new information which may be relevant to a Company Shareholder in considering the merits of the Acquisition, and agrees that any such information may be published by the Company if (a) it determines that such disclosure is necessary to ensure that all Company Shareholders have sufficient information to consider the merits of the Acquisition and (b) the Acquirer has consented to the content and form of the disclosure (such consent not to be unreasonably withheld, conditioned or delayed).

6.5

The Company undertakes that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Scheme Circular, at the date it is first mailed to the Company Shareholders, or at the time of the General Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they are made. No representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Acquirer for inclusion or incorporation by reference therein.

6.6

The Acquirer undertakes that none of the information supplied or to be supplied by the Acquirer for inclusion or incorporation by reference in the Scheme Circular will, at the date it is first mailed to the Company Shareholders, or at the time of the General Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they are made. No representation is made by the Acquirer with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

6.7

In the case of a Permitted Switch, the Acquirer shall prepare the Jersey Merger Agreement, and any required prospectus and the Company shall prepare any other circular or document to be sent to the Company Shareholders (together, the “Jersey Merger Documents”). In preparing the Jersey Merger Documents, the parties shall submit, or procure the submission of drafts and revised drafts of, the Jersey Merger Documents to the other party for review, and shall consider such other party’s reasonable comments in relation thereto.

6.8

The Acquirer agrees and undertakes that on the Closing Date the Acquirer shall enter into an agreement with the Carlyle Stockholders, being in substantially in the form attached as Schedule 6 for the purposes of granting Carlyle Stockholders certain registration rights with respect to the Acquirer Shares (“Investor Rights Agreement”), which shall take effect on the Closing Date.

7.	DIRECTORS’ AND OFFICERS’ INDEMNIFICATION AND INSURANCE

7.1	From and after the Effective Date, the Acquirer shall procure that the Company and each member of the Group, to the fullest extent permitted by applicable Law:

(a)

indemnify, defend and hold harmless any D&O Party against any Liability arising in connection with or in relation to such D&O Party’s position as a director, manager or officer of the Company or any of its subsidiaries at least to the extent such D&O Indemnified Party is indemnified immediately prior to the Effective Date pursuant to the Articles or any deed of indemnity or other agreement between such D&O Indemnified Party and the Company or any of its subsidiaries; and

(b)

maintain in effect for a period of six years after the Effective Date, (i) if available, the policies of directors’ and officers’ liability insurance maintained by the Company or any of its subsidiaries immediately prior to the Effective Date for the benefit of any D&O Party or (ii) to provide substitute policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the D&O Parties when compared to the insurance maintained by the Company and its subsidiaries as of the date of this Agreement); or

(c)

obtain as of the Effective Date “tail” directors’ and officers’ liability insurance policies with a claims period of six years from the Effective Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the D&O Parties when compared to the insurance maintained by the Company and its subsidiaries as of the date of this Agreement, with respect to claims arising out of or relating to events which occurred on or prior to the Effective Date.

7.2

The obligations of the Acquirer and the Company and its subsidiaries under Clause 7.1 shall not be terminated, amended or modified in any manner so as to materially adversely affect any D&O Party (including such person’s successors, heirs and legal representatives) to whom Clause 7.1 applies without the written consent of such affected D&O Party (it being expressly agreed that the D&O Parties to whom Clause 7.1 applies shall be third party beneficiaries of this Clause 7 shall be enforceable by such D&O Parties and their respective successors, heirs and legal representatives and shall be binding on all successors and assigns of the Acquirer and the Company and its subsidiaries).

7.3

If, following the Effective Date, the Company or any of its subsidiaries, or any of their respective successors or assigns: (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company or any of its subsidiaries or any of their respective successors or assigns, as the case may be, shall assume all of the obligations set forth in this Clause 7.

7.4

The rights of the D&O Parties under this Clause 7 shall be in addition to any rights such D&O Parties may have under the articles of association or other comparable organisational documents of the Company or any of its subsidiaries, or under any applicable Law, and the Acquirer shall, and shall cause the Company and each of its subsidiaries to, honour and perform under all indemnification agreements entered into by the Company or any of its subsidiaries, as applicable, as in effect on the date of this Agreement.

8.	COMPANY INCENTIVE PLANS

Each party undertakes to take the relevant steps and other actions provided for in Schedule 1 in relation to the Company Incentive Plans.

9.	RESPONSIBILITY FOR INFORMATION AND STANDARDS OF CARE

9.1	If the Acquisition is implemented by way of the Scheme:

(a)	the Acquirer will procure that the Acquirer Directors accept responsibility for all of the information in the Circular relating to the Acquirer and other members of the Acquirer Group; and

(b)

the Company will procure that the Company Directors accept responsibility for their views set out in the Circular and all information in the Circular other than information for which responsibility is accepted by the Acquirer Directors under Clause 9.1(a).

9.2	If the Acquisition is implemented by way of a Jersey Merger pursuant to a Permitted Switch:

(a)

the Company will procure that the Company Directors accept responsibility for their views set out in the Jersey Merger Documents and all of the information in the Jersey Merger Documents relating to the Company and the Group; and

(b)

the Acquirer will procure that the Acquirer Directors accept responsibility for all of the information in the Jersey Merger Documents other than information for which responsibility is accepted by the Company Directors under Clause 9.2(a).

9.3	Each party acknowledges and agrees that:

(a)	each document, announcement or other information published, or statement made during the Relevant Period must be prepared with the highest standards of care and accuracy; and

(b)	these requirements apply whether the document, announcement or other information is published, or the statement is made, by the party concerned or by an adviser on its behalf.

9.4

Each party undertakes to use all their reasonable endeavours not to make statements in relation to this Acquisition during the Relevant Period which, while not factually inaccurate, may be misleading or may create uncertainty.

10.	CONDUCT PENDING COMPLETION OF THE ACQUISITION

10.1

The Company undertakes that during the Relevant Period, except (i) as required or otherwise contemplated under this Agreement or as required by applicable Law; or (ii) with the written consent of the Acquirer (which consent shall not be unreasonably withheld or delayed), it shall, and it shall procure that all other members of the Group shall act and carry on its business in the ordinary course of business and in all material respects consistent with past practice.

10.2

Without limiting the generality of Clause 10.1, except as otherwise expressly contemplated or reasonably deemed by the Company to be required by this Agreement, as required by applicable Law, or with the Acquirer’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the Relevant Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a)

declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent);

(b)

split, combine or reclassify any of share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities;

(c)

purchase, redeem or otherwise acquire any shares of its share capital or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except for (A) the acquisition or redemption of shares in the share capital of wholly owned Subsidiaries of the Company; or (B) the acquisition of Company Shares (1) from holders of an Award, including a Company share option, Company restricted stock units or Company performance stock units in full or partial payment of any applicable Taxes payable by such holder upon exercise or vesting thereof, as applicable, to the extent required or permitted under the terms thereof; or (2) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case under this sub-clause (2) in connection with any termination of services to the Company or any of its Subsidiaries;

(d)

except as permitted by Clause 10.2(m), issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any Lien any shares of its share capital, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire any such shares, voting securities or convertible or exchangeable securities, in each case other than (A) the issuance of shares in the share capital of wholly owned Subsidiaries in connection with capital contributions, (B) grant of Awards in the ordinary course of business to employees whose annual compensation is below $200,000 or with the prior written consent of the Acquirer (which shall not be unreasonably withheld) in respect of employees whose annual compensation is above this levelor (C) the issuance of the Company Shares upon settlement or exercise of an Award, including a Company share option of Company restricted stock units or Company performance stock units;

(e)

amend its articles of incorporation, certificate of incorporation, bylaws or other comparable organizational documents which could impair, materially delay or prevent the ability of the Company to consummate the transactions contemplated in this Agreement or which is adverse to the Acquirer;

(f)

acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or shares of, or by any other manner, any business or corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, or (B) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases in the ordinary course of business, provided, however, that with respect to any such acquisition for consideration that is individually in excess of $10,000,000, the Company shall give the Acquirer prior written notice and give due consideration to any views of the Acquirer with respect to such acquisition;

(g)

(A) sell, lease, license, pledge, encumber any or subject to any Lien (other than a Permitted Lien any properties or assets that (A) are material to the Company and its Subsidiaries, taken as a whole, or (B) or otherwise transfer or dispose of that have a value, individually or in the aggregate, in excess of $10,000,000, in each case other than to the Company or one of its wholly owned Subsidiaries or in the ordinary course of business;

(h)

(A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than (1) to the Company or one of its Subsidiaries, (2) any guaranty by the Company or one of its Subsidiaries of indebtedness incurred by a Subsidiary of the Company, which indebtedness is otherwise permitted hereunder, (3) draws under any of the Company or Subsidiaries existing credit facilities, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities, supplier financing programs or cash management programs, in each case issued, made or entered into in the ordinary course of business, and (4) other indebtedness for borrowed money or guarantees in an aggregate principal amount outstanding at any time that is prepayable without penalty not to exceed $10,000,000), (B) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (C) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the ordinary course of business) or capital contributions to, or investment in, any other person, other than the Company or any of its direct or indirect wholly owned Subsidiaries;

(i)	adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization;

(j)

make any capital expenditures or other expenditures with respect to property, plant or equipment (excluding, for the avoidance of doubt, operating leases) that are not included in the Company’s capex plan provided to the Acquirer prior to the date hereof (or any subsequent capex plan(s) prepared in the ordinary course for YE 2022 with the approval of the Acquirer (which consent shall not be unreasonably withheld)), that are individually in excess of $5,000,000 or $15,000,000 in the aggregate;

(k)	make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in IFRS;

(l)

make or change any material Tax election, change any annual Tax accounting period, change any material method of Tax accounting, or enter into any material closing agreement, in each case except as is consistent with the past practice of the Company and its Subsidiaries;

(m)

except as required by the terms of any Company Employee Plan as in effect on the date of this Agreement and made available to the Acquirer, applicable Law, collective bargaining agreement or contract, (A) adopt, enter into, terminate or materially amend any employment, severance, bonus, retention, change of control or similar agreement or material Company Employee Plan (including the Company Stock Plan (as defined in Schedule 3)) or employee benefit plan that would have been a Company Employee Plan if it were in effect on the date hereof for the benefit or welfare of any current or former director, executive officer or employee (except (1) in the ordinary course of business or (2) with respect to agreements with employees in the United States, if such arrangement is terminable without either a penalty or payment or, for employees outside the United States, as required by applicable Law) or any collective bargaining agreement (unless required by applicable Law); (B) increase the compensation or benefits of, or pay any bonus to, any current or former officer, director or employee with an annual base salary in excess of $200,000, except (1) for annual or merit-based increases of salaries and bonus payments in the ordinary course of business or as required by agreements, plans, programs or arrangements in effect as of the date of this Agreement (including, for the avoidance of doubt, any ordinary course annual cash-based bonuses for YE21 to be paid to employees prior to the Effective Date reasonably determined by the Company to be due and payable); or (2) in connection with hires and promotions contemplated by sub-Clause (C) of this Clause 10.2(m); or (3) in connection with any retention bonus payment considered to be reasonably required by the Company after consultation with the Acquirer for the employees outside of the senior management team of the Company (provided that such bonuses granted pursuant to this sub-Clause 3 shall not exceed $2.5 million in the aggregate ; (C) hire, terminate or promote any officer, director or employee with an annual base salary in excess of $200,000 other than such actions taken in the ordinary course of business; or (D) conduct any group termination, reduction in force, or mass layoff of the Company’s or any of its Subsidiaries’ employees that would result in material liability to the Acquirer post-Closing;

(n)

enter into any new line of business or enter into any contract that materially restricts the Company, any of its Subsidiaries or any of their respective Affiliates from engaging or competing in any line of business, customer, market or in any geographic area, or which would so restrict the Company or Acquirer or any of their respective Affiliates following the closing of this Agreement;

(o)

except in the ordinary course of business (A) enter into any contract that, if in effect on the date hereof, would have been a Company Material Contract, (B) terminate any Company Material Contract, except as a result of a material breach or a material default by the counterparty thereto or as a result of the expiration of such contract in accordance with its terms as in effect on the date of this Agreement, (C) amend or modify in a manner that is materially adverse to the Company and its Subsidiaries, taken as a whole, any Company Material Contract or (D) waive, release or assign any material right under any Company Material Contract; provided, however, that the Company shall give the Acquirer prior written notice before entering any material contract containing any provision obligating the Company or its Subsidiaries to conduct business with any third party on an exclusive basis over a material geographic area that includes multiple states or extends beyond the United States, other than such contracts entered into the ordinary course of business;

(p)

settle, pay, discharge or satisfy any disputes, proceedings, notices, claims against the Company or any of its Subsidiaries, whether civil, criminal, administrative or investigative, other than settlements that involve only the payment by the Company or a Subsidiary of monetary damages not in excess of $ 10,000,000 individually (excluding any amounts paid by any insurer or other third party);

(q)

fail to maintain in full force and effect material insurance policies or comparable replacement policies of the Company or any of its Subsidiaries and their respective properties, businesses, assets and operations in a form and amount consistent with past practice, except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole and for matters of which the Company has not received notice;

(r)

amend any Company permits in a manner that adversely impacts its ability to conduct its business in any material respect, or terminate or allow to lapse, any material Company Permits or material Environmental Permits;

(s)	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions;

(t)	encumber any material assets of the Company Business except in the ordinary course;

(u)	enter into any guarantee of the obligations of any person (other than a member of the Group) except in the ordinary course;

(v)	enter into any hedging transactions except in the ordinary course; or

(w)	enter into any agreement or assume any obligation to do any of the foregoing.

10.3	The Company undertakes to the Acquirer to:

(a)	keep the Acquirer informed of the progress of, and of any material developments relating to, the business and financial affairs of the Group;

(b)

use commercially reasonable efforts to obtain a customary payoff letter and lien release with respect to the Senior Secured Credit Facilities to be delivered by the agent bank at the closing of the Acquisition (with drafts of such documentation to be provided in advance thereof) that provides for the payoff, discharge and termination on the Effective Date of all indebtedness thereunder;

(c)

use its commercially reasonable efforts to provide reasonable co-operation to the Acquirer in connection with the Debt Financing as specified in Schedule 4 (it being understood and agreed that performance of the obligations set forth in this Section 10.3(c) and on Schedule 4 shall not constitute a Condition);

(d)

use commercially reasonable efforts to obtain from at least four additional holders of record who are current employees of the Company or its Subsidiaries irrevocable undertakings to vote in favour of the transactions contemplated by this Agreement in a form substantially consistent with that executed by the Company’s majority shareholder as promptly as practicable after the date hereof (it being understood and agreed that the Company shall not be required to offer or pay any consideration in respect of such undertakings and that the failure to obtain such undertakings shall not constitute a Condition); and

(e)

notwithstanding anything contained in this Agreement or the Schedules hereto (including, but not limited to Schedule 4 hereof), in the event of a Permitted Switch, the Company shall use best efforts to timely provide the Acquirer with all financial statements and other financial disclosure as shall be reasonably necessary and otherwise reasonably cooperate with the Acquirer in order to permit the Acquirer to file and obtain effectiveness of the Acquirer Registration Statement.

10.4

Without limiting in any way any party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give the Acquirer directly or indirectly the right to control or direct the Group’s operations prior to the Effective Date, each of the Acquirer and the Company shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and its subsidiaries’ operations.

10.5

The Acquirer undertakes to the Company that it will not, and that it will procure that none of its Affiliates or Representatives will, propose, negotiate or enter into any agreement, arrangement or understanding with any director, manger or employee of the Group in relation to, or having dependence on, the Acquisition during the Relevant Period.

10.6

Except as otherwise expressly contemplated or reasonably deemed by the Acquirer to be required by this Agreement, as required by applicable Law, or with the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the Relevant Period the Acquirer shall not, and shall not permit any member of the Acquirer Group to, directly or indirectly, do any of the following:

(a)

amend its articles of incorporation, certificate of incorporation, bylaws or other comparable organizational documents in a manner which adversely impacts the rights of the holders of the shares of the Acquirer or which could impair, materially delay or prevent the ability of the Acquirer to consummate the transactions contemplated in this Agreement;

(b)

split, combine or reclassify any of share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of the other securities of the Acquirer;

(c)

declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary in the Acquirer Group to its holding company) other than, in each case, consistent with past practices;

(d)

purchase, redeem or otherwise acquire any shares of its share capital or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except for (A) the acquisition or redemption of shares in the share capital of wholly owned subsidiaries of the Acquirer; or (B) the acquisition of the shares of the Acquirer (1) from holders of the Acquirer restricted stock units or Acquirer performance stock units in full or partial payment of any applicable Taxes payable by such holder upon exercise or vesting thereof, as applicable, to the extent required or permitted under the terms thereof; or (2) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case under this sub-Clause (2) in connection with any termination of services to the Acquirer or any of its subsidiaries;

(e)

liquidate, wind up, dissolve, place into administration or receivership, enter into any voluntary arrangement or other compromise with its creditors, restructure, recaptialise or effect any reorganisation or adopt any plan or resolution, take any other action providing for any of the foregoing, in each case solely with respect to the Acquirer;

(f)

acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or shares of, or by any other manner, any business or corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof for consideration that is, individually or in the aggregate, in excess of $500,000,000, or (B) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases in the ordinary course of business, provided, however, that with respect to any such acquisition for consideration that is individually in excess of $50,000,000, the Acquirer shall give the Company prior written notice and give due consideration to any views of the Company with respect to such acquisition (for avoidance of doubt, nothing contained in this sub-Clause (f) will limit or restrict the Acquirer from consummating its previously announced acquisition of Photon Control);

(g)

make or change any material Tax election, change any annual Tax accounting period, change any material method of Tax accounting, or enter into any material closing agreement except in each case as is consistent with the past practices of the Acquirer and its Subsidiaries;

(h)

enter into any transaction by way of merger, consolidation, takeover offer, scheme of arrangement, acquire, purchase, lease or licence, partnership or otherwise with any person (other than the acquisition of Photon Control) if doing so is reasonably expected to (i) impose any material delay in the satisfaction of, or increase materially the risk of not satisfying the Conditions; (ii) materially increase the risk of any Relevant Authority prohibiting the consummation of the transactions contemplated in this Agreement; (iii) otherwise delay or materially prevent the consummation of the Acquisition.

11.	NON-SOLICITATION

11.1	The Company undertakes to the Acquirer that, without the express prior written consent of the Acquirer, prior to the Effective Date it shall:

(a)	not, and it shall procure that no member of the Group, or any of its or their Representatives (acting in their capacity as such) shall:

(i)

directly or indirectly solicit or (save to the extent that the fiduciary duties of the Company Directors are considered by them to so require, and only in response to an unsolicited approach) encourage any person other than the Acquirer to make or be involved in a Competing Proposal; or

(ii)	indicate the basis on which any Competing Proposal might be made;

(b)

not directly or indirectly (save to the extent that the fiduciary duties of the Company Directors are considered by them to so require and only in response to an unsolicited approach), and shall procure that no member of the Group and none of the Company’s Representatives (acting in their capacity as such) shall, from the date of this Agreement enter into any discussions or negotiations with, or provide any information to, any person who is considering making or being involved in a Competing Proposal;

(c)

terminate any discussions or negotiations relating to a Competing Proposal in which it is currently engaged and procure that all members of the Group and the Company’s Representatives terminate any such discussions they are engaged in; and

(d)

promptly inform the Acquirer of any Competing Proposal including the identity of the Third Party and any proposed terms disclosed to the Company or the Company’s Representative by a Third Party in respect of a Competing Proposal.

11.2

The Company undertakes that the Directors will not recommend any Third Party Competing Proposal unless the Competing Proposal is a considered by them in the exercise of their fiduciary duty to be a Superior Competing Proposal.

11.3

If, notwithstanding the provisions of Clauses 11.1 and 11.2 above, a Third Party makes a Competing Proposal either publicly or to the Company or the Company’s Representatives, and the Company Directors consider it to be a Superior Competing Proposal which they intend to recommend, the Company and/or the Company’s Representatives will notify the Acquirer in writing of the terms of the Superior Competing Proposal and the identity of the Third Party making such proposal and will procure that the Directors will not withdraw or adversely modify its recommendation of the Acquisition unless:

(a)

the Acquirer notifies the Company that it is not willing to revise the terms of the Consideration to exceed that of the Superior Competing Proposal in the view of the Company Board in the exercise of its fiduciary duty; or

(b)

the Acquirer does not, within 72 hours of being notified in writing of the terms of the Superior Competing Proposal, notify the Company or the Company’s Representatives that it will revise the terms of the Consideration to exceed that of the Superior Competing Proposal in the view of the Company Board in the exercise of its fiduciary duty; or

(c)

the Acquirer, having confirmed within 72 hours of being notified in writing of the terms of the Superior Competing Proposal, that it will revise the terms of the Consideration to exceed that of the Superior Competing Proposal in the view of the Company Board in the exercise of its fiduciary duty, fails within 120 hours of receipt of notice of the Superior Competing Proposal to announce the terms of its increased Consideration in respect of the Acquisition.

For the avoidance of doubt, these non-solicitation and matching right provisions contained in Clauses 11.1, 11.2 and 11.3 will recur and subsist should numerous Superior Competing Proposals be made unless and until the provisions of any of this Clause 11.3(a) to 11.3(c) are met.

12.	REPRESENTATIONS AND WARRANTIES

12.1	Each party makes to the other the respective representations and warranties set out in Schedule 3.

12.2

The Company represents and warrants to the Acquirer that is not currently in discussions with any Third Party which could reasonably be expected to result in a Competing Proposal being announced or made.

13.	TERMINATION

13.1	This Agreement may be terminated as follows:

(a)	upon agreement in writing between the Acquirer and the Company at any time prior to the Effective Date;

(b)	by either the Acquirer or the Company, by written notice to the other, if:

(i)	the Effective Date has not occurred by the Long Stop Date;

(ii)

the Company Shareholders fail to pass by the required majority the resolutions to be proposed at the Court Meeting in connection with the Acquisition and/or fail to pass by the required majority the resolutions to be proposed at the General Meeting in connection with the Acquisition;

(iii)	the Court refuses to sanction the Scheme;

(iv)

any Condition for the benefit of the terminating party which has not been waived (or is incapable of waiver) is invoked or is (or has become) incapable of satisfaction or has been breached by the Long Stop Date; and

in each case, the Acquirer has elected not to make a Permitted Switch,

(c)	by the Acquirer, by written notice to the Company, if:

(i)	the Scheme Circular is not posted to Company Shareholders in accordance with Clause 5.4(d) (unless as a result of a breach of its obligations under this Agreement by the Acquirer);

(ii)

the Company Board notifies the Acquirer or publicly states that it no longer recommends (or intends to recommend) that the Company Shareholders vote in favour of the Acquisition, or the Company shall have failed to include the Company Board Recommendation in the Scheme Circular when circulated (in each case in breach of Clause 5.3);

(iii)

following the Court Meeting or the General Meeting the Company Board notifies the Acquirer in writing or publicly states that the Company will not seek the sanctioning of the Scheme by the Court (in each case in breach of Clause 5.4(h)); or

(iv)

the Company breaches or fails to perform any other obligation in this Agreement (including but not limited to the obligations set out in Clause 10.1), if such breach or failure would reasonably be expected to prevent the Company from consummating the transactions contemplated by this Agreement and such breach or failure cannot be cured by the Company by the Long Stop Date, or if capable of being cured in such time period, shall not have been cured within 30 days of the date the Acquirer gives the Company written notice of such breach or failure to perform; provided, however, that the Acquirer shall not have the right to terminate this Agreement pursuant to this Clause 13.1(c) if the Acquirer is then in material breach of any obligation hereunder.

(d)

by the Company, by written notice to the Acquirer, if the Acquirer breaches or fails to perform any of its obligation in this Agreement, if such breach or failure would reasonably be expected to prevent the Acquirer from consummating the transactions contemplated by this Agreement and such breach or failure cannot be cured by the Acquirer by the Long Stop Date, or if capable of being cured in such time period, shall not have been cured within 30 days of the date the Company gives the Acquirer written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Clause 13.1(d) if the Company is then in material breach of any obligation hereunder; or

(e)	by either the Acquirer or the Company, by written notice to the other, if:

(i)

the Effective Date has not occurred by the Long Stop Date, provided that, notwithstanding any other provision of this Agreement, the right to terminate this Agreement pursuant to this Clause 13.1(e) shall not be available to any party whose material breach of this Agreement has caused the failure of the Effective Date to have occurred by the Long Stop Date; or

(ii)	the Company Board recommend a Competing Proposal following consultation with the Acquirer in accordance with Clause 11.3.

13.2

Subject to the provisions of this Agreement which are expressly provided to survive termination in Clause 13.3, and without prejudice to any liability of any party in respect of any antecedent breach hereof or to any accrued rights of any party hereto, if this Agreement is terminated pursuant to this Clause 13, this Agreement shall terminate and there shall be no other liability between the Company, on the one hand, or the Acquirer, on the other hand.

13.3

The Confidentiality Agreement and Clauses 1, 13, 14, 15, 15.4, 19, 21 shall survive termination of this Agreement and the termination of this Agreement and no party shall have any liability other than for fraud or wilful and material breach of this Agreement prior to termination.

13.4

As an inducement to the Acquirer to release the Announcement and consummate the Acquisition, and by way of compensation for wasted costs, the Company undertakes, subject to Clause 17, to pay to the Acquirer $154,000,000.00 (being an amount equal to three per cent. of the value of the Acquisition calculated by reference to the value of the aggregate Consideration using a reference price of $178.33 per Acquirer Share), by way of indemnity, if the Announcement is released, and either:

(a)	the Company Board Recommendation is withdrawn or adversely modified in support of the Acquisition;

(b)

a Superior Competing Proposal being received and that Superior Competing Proposal being announced with the recommendation of the Company Board at any time prior to the date which is 18 weeks after the date the Acquisition lapses or is withdrawn;

(c)	the Company publishes the Announcement and/or Scheme Circular in breach of its obligations under Clause 5.3; or

(d)

the Company is in breach of its obligations under Clause 5.4, but only where such breach, if capable of remedy, in not remedied within 15 Business Days of written notification of the breach being given by the Acquirer to the Company; and

(i)	has not been caused by the actions or omissions of the Acquirer; or

(ii)	the Company Board withdraw or adversely modify their recommendation of the Acquisition.

13.5

The amount of $154,000,000.00 if and when due and payable under Clause 13.4 shall be paid by the Company to the Acquirer as a one-time payment not later than 10 Business Days after the date of it becoming so due and payable. For the avoidance of doubt, the Acquirer shall not have the right to recover or claim an amount in excess of $154,000,000.00 in the event of occurrence of one or more of the events specified in Clause 13.4.

13.6

All sums payable under Clause 13.4 shall be paid in the form of an electronic funds transfer for same day value to such bank account as may be notified by the payee for that purposes in writing to the payor and shall be paid in full free from any deduction or withholding whatsoever (save only as may be required by law) and without regard to any lien, right of set-off, counterclaim or otherwise.

13.7	The parties agree that the provisions of Clause 13.4 shall apply mutatis mutandis following a Permitted Switch.

13.8	The parties intend and shall use reasonable endeavours to secure that the fee payable pursuant to Clause 13.4 is not treated for VAT purposes as consideration for a taxable supply.

14.	FEES, COSTS, PAYMENTS AND TRANSFER TAXES

14.1

Without prejudice to its other rights pursuant to this Agreement (or in relation to a breach by any party of the terms of this Agreement), each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and any other agreement incidental to the implementation of the Acquisition or referred to in this Agreement.

14.2

Notwithstanding any other provision of this Agreement, all Tax Returns with respect to any excise, sales, use, transfer (including real property transfer), Stamp Duty, documentary, filing, recordation and other similar taxes arising directly or indirectly from the entry into this Agreement or the Acquisition (“Transfer Taxes”) shall be timely filed, and all Taxes shown as due thereon shall be paid, by the Acquirer (provided that the parties hereto shall cooperate in the preparation and filing of any Tax Returns with respect to the Transfer Taxes, including by promptly supplying any information in their possession that is reasonably necessary for the preparation and timely filing of such Tax Returns or the payment of any amounts pursuant to this Clause 14.2). All Stamp Duty (and all reasonable out of pocket costs for the preparation of each Tax Return) shall be borne and paid by the Acquirer.

15.	ENTIRE AGREEMENT AND REMEDIES

15.1

This Agreement and the other Transaction Documents together set out the entire agreement between the parties relating to the Acquisition and, save to the extent expressly set out in this Agreement or any other Transaction Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. This Clause shall not exclude any liability for or remedy in respect of fraudulent misrepresentation.

15.2	If there is any conflict between the terms of this Agreement and any other agreement, this Agreement shall prevail unless:

(a)	such other agreement expressly states that it overrides this Agreement in the relevant respect; and

(b)	the Acquirer and the Company are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement in that respect.

15.3	The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law.

15.4

The parties acknowledge and agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms of this Agreement and that money damages alone would not be an adequate remedy for a breach of this Agreement and that each party shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Agreement. Each of the parties hereto waives any defence that a remedy at law would be adequate in any action for specific performance and any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

16.	WAIVER AND VARIATION

16.1

A failure or delay by a party to exercise any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

16.2	A waiver of any right or remedy under this Agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

16.3

Subject to Clause 16.4, no variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to this Agreement. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied or amended.

16.4

Notwithstanding anything in this Agreement to the contrary, this Clause 16, Clause 18 and Clause 21 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any such clauses) may not be amended, modified, waived or terminated in a manner that materially and adversely affects the Financing Sources without the prior written consent of the Financing Sources materially and adversely affected thereby.

17.	INVALIDITY

Where any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Agreement and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

18.	ASSIGNMENT

18.1

No person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it, except that (i) the Acquirer may assign its rights under this Agreement to a direct or indirectly wholly-owned subsidiary of the Acquirer, so long as (a) Acquirer agrees to guaranty all of the obligations of such entity; (b) the assignee becomes a party to this Agreement pursuant to an amendment to this Agreement executed between all parties in writing; and (c) such assignment does not result in the application (or an increase in the amount) of withholding tax applicable to the transactions contemplated by this Agreement; and (ii) the Acquirer may grant a security interest in, and collaterally assign, any of its rights under this Agreement in connection with the Debt Financing.

18.2

The Acquirer shall notify the Company in advance of assigning its rights to any entity that is not a U.S. corporation provided that such assignment shall be in accordance with the conditions in Clause 18.1. The Company shall promptly notify the Acquirer after receipt of such notification if it believes the assignment of Acquirer’s rights is expected to impact withholding taxes of the Company’s shareholders.

18.3	The Company and the Acquirer agree that the Acquirer’s assignment of its rights to another U.S. corporation will not violate Clause 18.1(c) above and shall in any case be subject to Clause 18.1 above.

19.	NOTICES

19.1

Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 19.2 and served:

(a)	by leaving it at the relevant address in which case it shall be deemed to have been given upon delivery to that address;

(b)	if within the United Kingdom, by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting;

(c)	if from or to any place outside the United Kingdom, by air courier, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier;

(d)	if from or to any place outside the United Kingdom, by pre-paid airmail, in which case it shall be deemed to have been given five Business Days after the date of posting; or

(e)	by e-mail, in which case it shall be deemed to have been given when despatched subject to confirmation of delivery by a delivery receipt,

provided that in the case of sub-clause (e) above any notice despatched outside Working Hours shall be deemed given at the start of the next period of Working Hours.

19.2	Notices under this Agreement shall be sent for the attention of the person and to the address or e-mail address, subject to Clause 19.3, as set out below:

For the Acquirer:

Name:	MKS Instruments, Inc.

For the attention of:	Kathleen Burke, SVP, General Counsel & Secretary

Address:	2 Tech Drive, Suite 201

Andover, MA 01810 USA

E-mail address:	Kathleen.burke@mksinst.com

with a copy to:

Name:	DLA Piper LLP (US)

For the attention of:	Jonathan Klein

Address:	1251 Avenue of the Americas

New York, NY 10020, USA

E-mail address:	jonathan.klein@dlapiper.com

For the Company

Name:	Atotech Limited

For the attention of:	Josh M. McMorrow, Vice President and Group General Counsel

Address:	Atotech UK Topco Limited

William Street, West Bromwich, West Midlands, B70 0BG

E-mail address:	josh.mcmorrow@atotech.com

with a copy to:

Name:	Latham & Watkins (London) LLP

For the attention of:	Richard Butterwick

Address:	99 Bishopsgate,

London EC2M 3XF

United Kingdom

E-mail address:	richard.butterwick@lw.com

19.3

Any party to this Agreement may notify the other party of any change to its address or other details specified in Clause 19.2 provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.

21.	GOVERNING LAW AND JURISDICTION

21.1

This Agreement shall be construed, interpreted, enforced and governed by and under the laws of the State of Delaware without regard to its choice of law rules, provided however that matters of Jersey law (including for avoidance of doubt matters concerning the fiduciary duties of the Company Directors), the Scheme (or Jersey Merger, as the case may be), shall be implemented subject to and in accordance with the procedural requirements as per the Laws applicable in Jersey and shall be subject to the exclusive jurisdiction of the Court. Notwithstanding the foregoing, any action (whether at law, in contract or in tort) or proceeding involving any Financing Source (including any Alternative Financing) that may be based upon, arise out of or relate to the Debt Financing or the negotiation, execution or performance of any document (including Debt Financing Commitments) in connection therewith (other than any determinations thereunder as to (x) the accuracy of any representations and warranties made by or on behalf of the Company and its Subsidiaries in this Agreement and whether as a result of any inaccuracy thereof the Acquirer or any of its Subsidiaries that is a party to this Agreement can terminate its obligations under this Agreement or not consummate the Acquisition, (y) the determination of whether the Acquisition has been consummated in accordance with the terms of this Agreement and (z) the interpretation of the definition of “Company Material Adverse Effect” or “Acquirer Material Adverse Effect” and whether a Company Material Adverse Effect or Acquirer Material Adverse Effect (as defined in Schedule 3) has occurred; each of (x) through (z) shall be governed by and construed in accordance with the laws of the State of Delaware) shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of law which would require the application of the laws of another jurisdiction.

21.2

Except as set forth in Clause 21.1 with respect to matters within the jurisdiction of the Court, each of the parties hereto hereby irrevocably submits to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, any federal court sitting in the State of Delaware, with regard to any action or proceeding hereunder, for itself and in respect of its property, generally and unconditionally, agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts, waives any objection to the laying of venue of any such litigation in the aforesaid courts and agrees not to plead or claim in any aforesaid court that such litigation brought therein has been brought in any inconvenient forum. Notwithstanding the foregoing, each of the parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Debt Financing Commitments, or any of the transactions contemplated hereby or thereby, including, without limitation, any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and, in each case, the appellate courts thereof).

21.3

TO THE EXTENT PERMISSIBLE BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF (INCLUDING ANY ISSUE, ACTION OR PROCEEDING AGAINST ANY FINANCING SOURCE OR ARISING OUT OF OR IN CONNECTION WITH THE DEBT FINANCING), IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Any party to this Agreement or any Financing Source may file an original counterpart or a copy of this Clause 21.3 with any court as written evidence of the consent of the parties to the waiver of their rights to trial by jury.

This Agreement has been entered into on the date stated at the beginning of it.

ATOTECH LIMITED
By:	/s/ Geoffrey Wild
Name: Geoffrey Wild
Title: Chief Executive Officer

for and on behalf of MKS INSTRUMENTS, INC.

Signed by /s/ John T.C. Lee

John T.C. Lee

President and Chief Executive Officer

SCHEDULE 1

TREATMENT OF COMPANY INCENTIVE PLANS

In this Schedule 1, each of the following expressions shall have the following meaning:

“Acquirer RSU Award” means an award of restricted stock units granted to an Acquirer Stock Plan Eligible Participant pursuant to the Acquirer Stock Plan, which award (a) may be settled in Acquirer Shares and/or cash at the sole discretion of the Acquirer, (b) will not provide for dividend equivalent rights and (c) shall otherwise be subject to the terms and conditions of the appropriate form of award agreement evidencing restricted stock unit awards granted under the Acquirer Stock Plan, a copy of which must be accepted by such Acquirer Stock Plan Eligible Participant as a condition of such award.

“Acquirer Stock Plan” means the Acquirer’s 2014 Stock Incentive Plan or its successor.

“Acquirer Stock Plan Eligible Participant” means the former holder of a Company RSU Award, Company PSU Award or Company Shares acquired under the MSP who, immediately following the Effective Date, is eligible to participate in the Acquirer Stock Plan in accordance with its terms and to whom an award pursuant to the Acquirer Stock Plan may be granted in compliance with the applicable Law of the jurisdiction in which such former holder resides.

“Award Exchange Ratio” means a fraction, the numerator of which is the fair market value of the Consideration payable per Company Share and the denominator of which is the average closing price per Acquirer Share reported on the Nasdaq Stock Market on the 10 trading days immediately preceding the Effective Date. The fair market value of the Share Consideration component of the Consideration shall be determined by the average closing price per Acquirer Share reported on the Nasdaq Stock Market on the 10 trading days immediately preceding the Effective Date.

“Company Option” means an option award to purchase Company Shares granted pursuant to a Company Share Plan other than the MSP.

“Company PSU Award” means an award of restricted share units granted pursuant to a Company Share Plan that is subject to performance-based vesting conditions.

“Company PSU Grant Notice” means, with respect to a Company PSU Award, the Performance Restricted Share Unit Grant Notice evidencing such Company PSU Award.

“Company RSU Award” means an award of restricted share units granted pursuant to a Company Share Plan that is subject solely to time-based vesting conditions.

“Company Share Plan” means each of (i) the Company’s 2021 Incentive Award Plan, as amended (the “Company 2021 Plan”), (ii) the Atotech UK Topco Limited Options Plan, as amended, and share options granted thereunder, as converted into share options subject to the terms and conditions of the Company 2021 Plan, and (iii) the MSP.

“In-the-Money Option” means a Company Option that has an exercise price per Company Share that is less than the Consideration per Company Share.

“MSP” means the Company’s Nonqualified Employee Stock Purchase and Matching Share Subplan, as amended, a subplan of the Company 2021 Plan.

“Per Share Consideration Cash Value” means the fair market value of the Consideration payable per Common Share, in connection with which the fair market value of the Share Consideration component of the Consideration shall be determined by the average closing price per Acquirer Share reported on the Nasdaq Stock Market on the 10 trading days immediately preceding the Effective Date.

1.1	Treatment of Company Options.

(a)

No outstanding Company Option (whether vested or unvested) shall be assumed by, continued in effect, or replaced by the Acquirer pursuant to or in connection with the transactions contemplated by this Agreement. Prior to the Effective Date, the Company shall take all actions required to cause each Company Option that is outstanding and unexercised as of the closing of the Acquisition (the “Closing”) to become vested in full immediately prior to the Closing. Upon the Closing, pursuant to the terms of the Company Share Plans and subject to the terms and conditions of this Agreement, each Company Option that is outstanding and unexercised upon the Closing shall be (by virtue of the Acquisition and without any action on the part of any person) cancelled and extinguished. Each cancelled Company Option that is an In-the-Money Option shall be converted automatically and entirely into the right of the former holder thereof to receive an amount of consideration (the “Option Consideration”) in cash equal to the product obtained by multiplying (i) the number of Company Shares subject to such cancelled Company Option by (ii) the positive difference between (x) the Per Share Consideration Cash Value and (y) the exercise price per Company Share subject to such Company Option, in each case to be paid in accordance with Clause 1.1(b) of this Schedule 1. Each Company Option that is not an In-the-Money Option shall, in accordance with the terms of the Company Share Plans, be cancelled and extinguished without the payment of consideration with respect to such cancelled Company Option.

(b)

The Acquirer shall cause the applicable Option Consideration to be paid to each former holder of an In-the-Money Option on or about the first payroll date of the Company or applicable Affiliate thereof occurring at least 10 business days after the Effective Date. Such payment of Option Consideration (reduced by applicable Tax withholding) shall be made either (i) through the payroll systems of the Company or applicable Affiliate thereof to each former holder entitled to Option Consideration (other than any such holder with respect to which the Company and its Affiliates have no Tax withholding obligations), or (ii) in cash by the Company or applicable Affiliate thereof to each former holder entitled to Option Consideration with respect to which the Company and its Affiliates have no Tax withholding obligations. Conversion from United States Dollars to the currency used for the Company or applicable Affiliate shall follow established Company policy or practice.

1.2	Treatment of Company RSU Awards.

(a)

No outstanding Company RSU Award (whether vested or unvested) shall be assumed by or continued in effect by the Acquirer pursuant to or in connection with the transactions contemplated by this Agreement. Upon the Effective Date, pursuant to the terms of the Company Share Plans and subject to the terms and conditions of this Agreement, each Company RSU Award that is outstanding upon the Effective Date shall be (by virtue of the Acquisition and without any action on the part of any person) cancelled and extinguished without payment of consideration therefor. Prior to the Effective Date, the Company shall take all actions required to enable the cancellation of each Company RSU Award in accordance with the preceding sentence.

(b)

As soon as practicable following the Effective Date, the Acquirer shall grant to each former holder of a cancelled Company RSU Award who is an Acquirer Stock Plan Eligible Participant an Acquirer RSU Award with respect to a number of whole Acquirer Shares (rounded down to the nearest whole number) equal to the product obtained by multiplying (i) the number of Company Shares subject to the cancelled

Company RSU Award that remained unvested in accordance with the terms of the agreement evidencing such award as of immediately prior to the Effective Date by (ii) the Award Exchange Ratio. Each Acquirer RSU Award granted pursuant to this Clause 1.2 shall have the same vesting schedule as the corresponding cancelled Company RSU Award. For the purposes of such vesting schedule, the holder of an Acquirer RSU Award granted pursuant to this Clause 1.2 will be credited with the period of employment or other service relationship of such holder with the Company or an Affiliate thereof during the vesting period of the corresponding cancelled Company RSU Award through the Effective Date, in addition to such holder’s continued employment or other service relationship with the Acquirer, the Company or an Affiliate thereof following the Effective Date.

(c)

Notwithstanding the foregoing, if either (i) a cancelled Company RSU Award was subject to the Law of a non-U.S. jurisdiction and the Acquirer reasonably determines that the cancelled Company RSU Award may not be replaced with an Acquirer RSU Award under the Law of such non-U.S. jurisdiction, or (ii) the former holder of a cancelled Company RSU Award is not an Acquirer Stock Plan Eligible Participant, then, in either such case, the Acquirer shall cause the grant to such former holder of a cash-based incentive award having such terms as the Acquirer reasonably determines will provide value substantially equivalent to the Acquirer RSU Award that would otherwise have been granted to such former holder.

1.3	Treatment of Company PSU Awards.

(a)

No outstanding Company PSU Award (whether vested or unvested) shall be assumed by or continued in effect by the Acquirer pursuant to or in connection with the transactions contemplated by this Agreement. Upon the Effective Date, pursuant to the terms of the Company Share Plans and subject to the terms and conditions of this Agreement, each Company PSU Award that is outstanding upon the Effective Date shall be (by virtue of the Acquisition and without any action on the part of any person) cancelled and extinguished without payment of consideration therefor. Prior to the Effective Date, the Company shall take all actions required to enable the cancellation of each Company PSU Award in accordance with the preceding sentence.

(b)

As soon as practicable following the Effective Date, the Acquirer shall grant to each former holder of a cancelled Company PSU Award who is an Acquirer Stock Plan Eligible Participant an Acquirer RSU Award with respect to a number of whole Acquirer Shares (rounded down to the nearest whole number) equal to the product obtained by multiplying (i) the “Target Number of PSUs” set forth in the applicable Company PSU Grant Notice as of immediately prior to the Effective Date (or if greater, the number of PSUs that would have been earned based on actual performance through the earlier of 31 December 2021 or the Effective Date with respect to any EBITDA based performance goals for calendar year 2021, and assuming target level of performance for any EBITDA-based performance goals for calendar years 2022 and 2023 and assuming target level performance for any total shareholder return-based goals as described in the applicable Company PSU Grant Notice for the Performance Period described in the applicable Company PSU Grant Notice) by (ii) the Award Exchange Ratio. Each Acquirer RSU Award granted pursuant to this Clause 1.3 shall vest based upon the holder’s continued employment or other service relationship in substantially equal annual installments upon the 1st day of January immediately following the last day of each calendar year contained in the Performance Period described in the applicable Company PSU Grant Notice, but without regard to the performance goals to which the Company PSU Award was subject prior to the Effective Date. For the purposes of such vesting schedule, the holder of an Acquirer RSU Award granted pursuant to this Clause 1.3 will be credited with the period of employment or other service relationship of such holder with the Company or an Affiliate thereof during the Performance Period of the corresponding cancelled Company PSU Award through the Effective Date, in addition to such holder’s continued employment or other personal service relationship with the Acquirer, the Company or an Affiliate thereof following the Effective Date.

(c)

Notwithstanding the foregoing, if either (i) a cancelled Company PSU Award was subject to the Law of a non-U.S. jurisdiction and the Acquirer reasonably determines that the cancelled Company PSU Award may not be replaced with an Acquirer RSU Award under the Law of such non-U.S. jurisdiction, or (ii) the former holder of a cancelled Company PSU Award is not an Acquirer Stock Plan Eligible Participant, then the Acquirer shall cause the grant to such former holder of a cash-based incentive award having such terms as the Acquirer reasonably determines will provide value substantially equivalent to the Acquirer RSU Award that would otherwise have been granted to such former holder.

1.4	Treatment of MSP.

(a)

As soon as practicable following the date of this Agreement, the Company shall take all actions required to cause, effective as of the date of this Agreement, all offerings under the MSP as to which an acquisition date has not previously occurred to be terminated without the purchase of Company Shares and to suspend the MSP so that no further offerings commence under the MSP prior to the Effective Date. Further, prior to the Effective Date, the Company shall take all actions required to cause (i) the vesting in full, as of the Effective Date, of all outstanding and non-forfeited interests of MSP participants in “Matching Shares” (as defined in the MSP) as to which the applicable “Blocking Period” (as defined in the MSP) has not previously lapsed, and (ii) the issuance for the benefit of the applicable MSP participants of Company Shares with respect to such vested Matching Shares (if such Company Shares are not then otherwise issued and outstanding).

(b)

Upon the Effective Date, each participant in the MSP who then continues to hold Company Shares acquired pursuant to the MSP shall be entitled to receive with respect to such Company Shares the Consideration pursuant to the Acquisition upon the same terms and conditions as Company Shareholders generally. Notwithstanding the foregoing, if the delivery of Share Consideration is subject to the Law of a non-U.S. jurisdiction and the Acquirer reasonably determines that such Share Consideration may not be delivered under the Law of such non-U.S. jurisdiction, then, in lieu of such Share Consideration, the Acquirer shall provide for payment to holders in such non-US. jurisdiction of the fair market value of such Share Consideration determined by the average closing price per Acquirer Share reported on the Nasdaq Stock Market on the 10 trading days immediately preceding the Effective Date.

1.5	Termination of Company Share Plans.

On or prior to the Effective Date, the Company Board (or an authorized committee thereof) shall take all actions necessary to ensure that (a) the Company Share Plans shall be terminated as of the Effective Date (including by amending such Company Share Plans), (b) the provisions in any other plan or agreement providing for the issuance, transfer or grant of any interests in Company Shares shall terminate as of the Effective Date, and (c) no holder of a Company Option, Company RSU Award, Company PSU Award or any participant in any Company Share Plan or other plan or contract shall have any right thereunder to acquire any Company Shares after the Effective Date.

1.6	Withholding Taxes.

The Company, and on its behalf Acquirer, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any current or former holder of an interest under a Company Share Plan such Tax amounts as may be required to be deducted or withheld therefrom under any Tax Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

1.7	Foreign Exchange.

All cash payments by the Acquirer pursuant to this Schedule 1, including the Acquirer’s determination of the fair market value of Acquirer Shares as of any date for purposes of payments to be made pursuant to this Schedule 1, will be determined in United States Dollars. The Acquirer will not be liable for changes in the value of such payments made in local currencies as a result of foreign exchange variations.

1.8	No Third-Party Beneficiaries.

The provisions of this Schedule 1 are solely for the benefit of the parties to this Agreement, and no holder of an interest in any Company Share Plan (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Schedule 1, express or implied, is intended to or shall confer upon any such persons any right, benefit or remedy of any nature whatsoever under or by reason of the provisions of this Schedule 1.

SCHEDULE 2

CONDITIONS

1.	CLOSING CONDITIONS

1.1	Conditions to each party’s obligation to effect the Acquisition.

The respective obligations of each party hereto to effect the Acquisition shall be subject to the satisfaction, or waiver by the Acquirer and the Company (if permissible under applicable Law), on or prior to the date on which the closing of the transactions contemplated by this Agreement occurs (the “Closing Date”), of the following conditions; provided that no party may invoke the failure or non-satisfaction of any such condition if the failure of such party (or any Affiliate of such party) to fulfil any obligation under this Agreement has been a principal cause of the failure or nonsatisfaction of such condition, or if such failure or nonsatisfaction of such condition resulted principally from the failure of such party (or any Affiliate of such party) to fulfil any obligation under this Agreement:

(a)

the approval of the Scheme by a resolution of a majority in number of the Company Shareholders representing 75% or more of the voting rights of the Company Shareholders, in each case present and voting either in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting);

(b)

the resolutions to alter the Articles and such other matters as may be necessary to facilitate the implementation of the Scheme have been duly passed by the requisite majority of the Company Shareholders at the General Meeting (or at any adjournment or postponement of such meeting);

(c)

the Scheme shall have been sanctioned by the Court with or without modification (but subject to any non de minimis modification being acceptable to both parties acting reasonably and in good faith) and a copy of the Court Order shall have been delivered to the Registrar of Companies in Jersey;

(d)	the Clearances in connection with the Acquisition having been obtained from the Relevant Authorities;

(e)

no Relevant Authority shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Scheme illegal or otherwise prohibiting consummation of the Acquisition;

(f)	the recommendation of the Company Board in respect of the Acquisition (whether by way of Scheme or Jersey Merger) not having been withdrawn in accordance with this Agreement.

1.2	Conditions to the Obligations of the Company.

The obligation of the Company to effect the Acquisition is also subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date of the following conditions:

(a)

the representations and warranties of the Acquirer contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, and (ii) are made as of a specific date shall be true and correct as of such date, in each case in (i) and (ii), except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or Acquirer Material Adverse Effect set forth in such representations and warranties) has not had and would not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect;

(b)	the Acquirer shall have performed in all material respects its covenants and obligations required to be performed by it under this Agreement on or prior to the closing of this Agreement;

(c)

the Company shall have received a certificate, dated as of the Closing Date, signed by an executive officer of the Acquirer certifying as to the matters set forth in Clause 1.2(a) and Clause 1.2(b); and

(d)

since the date of this Agreement no effect, development, circumstance or change shall have occurred, individually or in the aggregate, that had, or would reasonably be expected to have, an Acquirer Material Adverse Effect that is continuing as of the Closing Date.

1.3	Conditions to the Obligations of the Acquirer.

The obligation of the Acquirer to effect the Acquisition is also subject to the satisfaction, or waiver by the Acquirer, on or prior to the on or prior to the Closing Date, of the following conditions:

(a)

(i) the representations and warranties of the Company in each case of Schedule 3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in such representations and warranties) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)	the Company shall have performed in all material respects its covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c)	the Acquirer shall have received a certificate, dated as of the Closing Date, signed by an executive officer of the Company certifying as to the matters set forth in Clause 1.3(a) and Clause 1.3(b);

(d)

since the date of this Agreement no effect, development, circumstance or change shall have occurred, individually or in the aggregate, that had, or would reasonably be expected to have, a Company Material Adverse Effect (as defined in Schedule 3) that is continuing as of the Closing Date; and

(e)

the Acquirer shall have received evidence reasonably satisfactory to the Acquirer that all agreements between the Company and The Carlyle Group, Inc. or any of its Affiliates (other than agreements between the Company and its Subsidiaries, any agreements with any portfolio company of any investment fund managed by The Carlyle Group, Inc. or its affiliates entered into in the ordinary course of business and on arm’s length terms, or any agreements as part of The Carlyle Group’s leveraged purchase program entered into in the ordinary course of business on arm’s length terms) shall have been terminated.

SCHEDULE 3

REPRESENTATIONS AND WARRANTIES

In this Schedule 3, each of the following expressions shall have the following meaning:

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or other Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act, Families First Act, the Payroll Tax Executive Order and IRS Notices 2020-22, 2020-65 and 2021-11.

“Company Material Adverse Effect” means an event, state of facts, circumstance, change, effect, development, occurrence or combination of the foregoing that has had, or would reasonably be expected to have, a material adverse effect on (A) the ability of Company to consummate the Acquisition and the other transactions contemplated by this Agreement or (B) the business, condition (financial or otherwise) or results of operations of Company and its Subsidiaries, taken as a whole, excluding any event, change, effect, development or occurrence resulting from or arising out of or attributable to: (1) any changes in general economic, business, labor, financial or capital market conditions (including prevailing interest rates or exchange rates and access to capital markets), (2) any changes generally in the industries (including seasonal fluctuations) in which Company or any of its Subsidiaries conducts its business, (3) the negotiation, announcement, pendency, existence of, compliance with, performance under, or consummation of this Agreement or the transactions contemplated hereby (including, subject to the following proviso, the impact thereof on the relationships, contractual or otherwise, of Company or any of its Subsidiaries with employees, labour unions, customers, suppliers, lenders, distributors or partners, and including any lawsuit, action or other proceeding by shareholders or otherwise with respect to the Acquisition or any of the other transactions contemplated by this Agreement) (provided, however, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in Clause 1.1 below to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (4) any action or omission taken or not taken at the request of, or with the consent of, the Acquirer or any of its Affiliates, (5) any changes or proposed changes in applicable Law (or authoritative interpretations thereof), (6) any changes or proposed changes in IFRS or other applicable accounting standards (or authoritative interpretations thereof), (7) earthquakes, any weather-related event, natural disasters, the outbreak or worsening of an epidemic, pandemic or other health crisis (including COVID-19, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations), or outbreak or escalation of hostilities or acts of war (whether or not declared), military action, sabotage or acts of terrorism, (8) governmental shutdown, (9) any changes in regulatory, legislative or political conditions, (10) any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated hereby, (11) any changes in the share price or trading volume of Company Shares or any suspension of trading, or (12) any failure, in and of itself, by Company or its Subsidiaries to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics (provided that the exceptions in clauses (11) and (12) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to Clauses (1), (2), (5), (6), (7), (8) and (9), to the extent disproportionately affecting Company and its Subsidiaries, taken as a whole, relative to other companies in the industries in which Company and its Subsidiaries operate.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the clean up thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Acquirer as follows:

Except (a) as disclosed in the Company SEC Reports filed or furnished on or after January 25, 2021 and one (1) Business Day prior to the date of this Agreement (excluding any risk factor disclosures or any disclosure in any clause relating to forward-looking or similar forward-looking statements of risks contained therein that are both non-specific, predictive and cautionary in nature but including any historical or factual matters disclosed in such sections); provided that no such disclosure shall be deemed to modify or qualify the representations and warranties made in Clauses 1.2, 1.3, 1.4, 1.12 or 1.13 other than to the extent any representation and warranty relates to the provision of documents, copies of which are publicly available as exhibits to the SEC Reports; or (b) as disclosed in the disclosure schedule delivered by the Company to the Acquirer and dated as of the date of this Agreement (the “Company Disclosure Schedule”) (each clause of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to the Acquirer as follows:

1.1	Organization, Standing and Power

The Company is a public company duly organized, validly existing and in good standing under the Laws of the Bailiwick of Jersey and has the requisite corporate power and authority to enter into and perform this Agreement. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so qualified or in good standing, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

1.2	Capitalization

(a)

As of the close of business on 30 June 2021 (the “Capitalization Date”), the authorized capital stock of the Company consists of 10,000,000,000 ordinary shares of the Company, par value $0.10 per share (the “Company Common Shares”). The Company Common Shares and the Company Preferred Shares are entitled to the rights and privileges set forth in the Company’s constituent documents. As of the Capitalization Date, (A) 194,695,832 shares of Company Common Shares were issued and outstanding, (B) 635,279 underlying equivalent shares of Company Common Shares issuable under the current and outstanding Company restricted stock units and Company performance stock units, and (C) 2,019,778 underlying equivalent shares of Company Common Shares issuable under Company stock options.

(b)

Clause 1.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the Capitalization Date, of all company stock and incentive plans (each, a “Company Stock Plan”), indicating for each Company Stock Plan, as of such date, (i) the number of shares of Company Common Shares issued under such Company Stock Plan, (ii) the number of shares of Company Common Shares reserved for future issuance under such Company Stock Plan, (iii) the aggregate number of shares of Company Common Shares that are subject to outstanding Company restricted stock units and (iv) and the aggregate number of shares of Company Common Shares that are subject to outstanding Company performance stock units (assuming maximum performance levels). The Company has made available to the Acquirer complete and accurate copies of (A) the Company Stock Plans, (B) forms of agreements evidencing Company restricted stock units and Company performance stock units and (C) all forms of agreements evidencing any other equity or equity-linked award or compensation arrangement.

(c)

Except as set forth in this Clause 1.2 and Clause 1.2(b) of the Company Disclosure Schedule, (i) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. Except for the Company restricted stock units, Company performance stock units, stock options, phantom stock and other awards issuable under a Company Stock Plan, the Company does not have any outstanding, stock appreciation rights, stock units or similar rights or obligations. Except as set forth in Clause 1.2(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of the Company. Except as contemplated by this Agreement or described in Clause 1.2, Clause 1.2(b) or Clause 1.2(c) of the Company Disclosure Schedule, and except to the extent arising pursuant to applicable takeover or similar laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

(d)

All outstanding shares of Company Common Shares are, and all shares of Company Common Shares subject to issuance as specified in Clause 1.2(b) of the Company Disclosure Schedule, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the applicable Law, the Company’s constituent documents or any agreement to which the Company is a party or is otherwise bound.

(e)	There are no obligations, contingent or otherwise, of the Company or any of its non-wholly owned Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares.

(f)

There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

1.3	Subsidiaries

(a)

Clause 1.3(a) of the Company Disclosure Schedule sets forth a true and complete list of each “Significant Subsidiary” (as defined in Section 210.1-02 of Regulation S-X) of the Company, including its jurisdiction of incorporation or formation. Each such Subsidiary of the Company has been duly organized, is validly existing and in good standing (to the extent such concepts are applicable) under the Laws of its jurisdiction of organization, and has all organizational power and authority required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as, and to have power and authority as, the absence of which, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had, and is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Except as set forth in Clause 1.3(b) of the Company Disclosure Schedule, all of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of all any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”), other than Permitted Liens. As of the date hereof, there were no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights, in each case issued by the Company or any Subsidiary, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) above being referred to collectively as the “Company Subsidiary Securities”). Except as set forth in Clause 1.3(b) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

(c)

The Company has made available to the Acquirer complete and correct copies of the certificate or articles of incorporation, formation, organization or association (or equivalent document) and bylaws or operating agreement (or equivalent document) for the Company and each of its Significant Subsidiaries, as amended through the date of this Agreement, which organizational documents are in full force and effect. None of the Company nor its Significant Subsidiaries is in violation of its organizational documents in any material respect.

1.4	Authority; No Conflict; Required Filings and Consents

The Company has all requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and, subject to the receipt of the approval of the Company Shareholders at the General Meeting and the approval of the Court Order, consummate the transactions contemplated hereby and thereby, including the Scheme. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company Board and, except for the approval of the Company Shareholders at the General Meeting and the filing of the required documents and other actions in connection with the Scheme with, and subject to the receipt of the required sanctioning of the Scheme by, the Court, no other corporate action on the part of the Company or vote of the Company Shareholders is necessary to authorize the execution and delivery by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. The Company Board, at a meeting duly called and held, by the unanimous vote of all Company Directors, duly adopted the Company Board Recommendation, which such recommendation included, but was not limited to, the Company Board (i) determining and declaring that it is in the best interests of the Company and the Company Shareholders that the Company enter into this Agreement and consummate the Acquisition, including the Scheme and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein, (ii) approving and declaring the advisability of this Agreement, the Acquisition, Scheme and the other transactions contemplated by this Agreement, (iii) declaring that the terms of the Acquisition are fair to the Company and the Company Shareholders, (iv) directing that this Agreement and the Scheme be submitted to Company Shareholders for their adoption and recommending adoption of this Agreement and the Scheme by such Company Shareholders (the “Company Shareholder Approval”) and (v) directing that an application be made to the Court pursuant to this Scheme. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Acquirer, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(a)

The execution and delivery of this Agreement by the Company do not, and (subject to the receipt of the Company Shareholder Approval) the consummation by the Company of the Acquisition shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Company, (ii) except as set forth in Clause 1.4(a) of the Company Disclosure Schedule, conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit to which the Company or any of its Subsidiaries is entitled) under, or require a consent or waiver under, any of the terms, conditions or provisions of any material agreement or other material instrument binding upon the Company or any of its Subsidiaries or any of their respective properties or assets, (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, or any other applicable Law, or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset or property of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) of this Clause 1.4(a) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect.

(b)

No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Relevant Authority or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Acquisition, except for (i) as required under applicable Law, (ii) the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (the “Exchange Act”), (iii) the Securities Act, (iv) the rules and regulations of the New York Stock Exchange (“NYSE”), (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the “HSR Act”), and the antitrust, competition, foreign investment or similar Laws outside of the United States set forth in Clause 1.4(c) of the Company Disclosure Schedule and (vi) the approvals set forth in Clause 1.4(c) of the Company Disclosure Schedule (collectively, the “Company Approvals”), and no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, or notice to, any United States, state of the United States or non-United States governmental or regulatory agency, commission, court, body, entity or authority, other market administrator, international treaty or standards organization, or national, regional or state organization, or Relevant Authority, is necessary, under applicable Law, for the execution, delivery and performance of this Agreement or the consummation by Company of the transactions contemplated hereby, except for such authorizations, consents, orders, licenses, permits, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)	The only affirmative vote or written consent of holders of any class or series of capital stock of the Company necessary to consummate the Acquisition is the Company Shareholder Approval.

1.5	SEC Filings; Financial Statements; Information Provided

(a)

The Company has filed or furnished all registration statements, forms, reports and other documents required to be filed or furnished by the Company with the U.S. Securities and Exchange Commission (“SEC”) since January 25, 2021 (the “Lookback Date”). All such registration statements, forms, reports and other documents, as such documents have been amended since the time of their filing or furnishing (including exhibits and all other information incorporated therein and those registration statements, forms, reports and other documents that the Company may file or furnish after the date hereof until the closing) are referred to herein as the “Company SEC Reports”. As of their respective filing dates or, if amended, as of the date of such last amendment, the Company SEC Reports (i) complied, and with respect to the Company SEC Reports filed or furnished after the date hereof will comply, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Reports and (ii) did not, and the Company SEC Reports filed or furnished after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments received from the SEC with respect to the Company SEC Reports. As of the date hereof, the Company has not received any written notification that any of the Company SEC Reports is the subject of any material ongoing SEC investigation. None of the Company’s Subsidiaries is required to file with or furnish to the SEC any forms, reports or other documents or is otherwise subject to any reporting obligation under Section 13 or 15(d) of the Exchange Act.

(b)

Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in or incorporated by reference into the Company SEC Reports at the time filed (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

(c)

Subject to the following sentence, (i) the Scheme Circular, on the date it is first mailed to holders of Company Shares and at the time of the Court Meeting, and if amended or supplemented, at the time of any amendment or supplement thereto, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading and (ii) the Scheme Circular will comply as to form in all material respects with the requirements of applicable Law. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Scheme Circular based on any information supplied by or on behalf of, or relates to, the Acquirer or its Subsidiaries.

(d)

The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”). Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(e)

The Company has established and maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. The Company has designed such disclosure controls and procedures to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the reports that the Company files or submits under the Exchange Act or Securities Act.

(f)

The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act.

(g)

Since the Lookback Date, (i) none of the Company, any of its Subsidiaries or any of their respective Representatives have received any bona fide complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or any of their respective internal accounting controls, including any bona fide complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices; and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed thereby, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company, any of its Subsidiaries or any of their respective Representatives to the Company Board or any committee thereof or to the Company’s chief legal officer or chief executive officer.

(h)

Since the Lookback Date, neither the Company nor any of its Subsidiaries has entered into any transaction, or series of transactions, agreements, arrangements or understandings, and there are no proposed transactions as of the date of this Agreement, that would be subject to disclosure pursuant to Item 404 of Regulation S-K that has not been disclosed in the Company SEC Reports.

1.6	No Undisclosed Liabilities

The Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not required by IFRS to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, except (a) as disclosed in the most recent balance sheet included in the Company Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement (the “Company Balance Sheet”) or in the notes thereto, (b) liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet, (c) liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (d) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

1.7	Absence of Certain Changes or Events

Since the Lookback Date through the date of this Agreement, except in connection with the consummation of the Company’s initial public offering or the negotiation and execution of this Agreement and the transactions contemplated hereby, the businesses of Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except when such conduct outside the ordinary course of business has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Lookback Date there has not been any event, change, effect, development, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

1.8	Taxes

Except as disclosed by the Company to the Acquirer (during Acquirer’s diligence process conducted in connection with the Acquisition), or for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, taken as a whole:

(a)

The Company and each of its Subsidiaries has filed (or there has been filed on its behalf) all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. The Company and each of its Subsidiaries has paid (or caused to be paid) on a timely basis all Taxes due and owing by the Company or its Subsidiaries, other than Taxes that are being contested in good faith through appropriate proceedings and for which the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve in accordance with IFRS.

(b)

Except as disclosed in Clause 1.8(b) of the Company Disclosure Schedule, as of the date of this Agreement, no examination, audit or other Proceeding with respect to any Tax Return of the Company or any of its Subsidiaries by any Relevant Authority is currently in progress or has been proposed in writing. There are no Liens (other than Permitted Liens) for Taxes on any of the assets or properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to or is the beneficiary of any extension of time with respect to any Tax assessment, deficiency or collection, other than extensions obtained in the ordinary course of business, which waiver or extension currently remains in effect.

(c)

No deficiency for any amount of Tax has been asserted or assessed by any Relevant Authority in writing (or has been threatened or proposed in writing) against the Company or any of its Subsidiaries for any taxable period for which the period of assessment or collection remains open, except for deficiencies that have been satisfied by payment in full, settled or withdrawn.

(d)

The Company and its Subsidiaries have complied in all material respects with applicable Laws for the withholding of Taxes and have timely withheld and paid over to the appropriate Tax Authority all material amounts of Taxes required to be withheld and paid over.

(e)

Since the Lookback Date, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 or Section 361 of the Code (or any similar provision of state, local or foreign Tax Law).

(f)

Neither the Company nor any of its Subsidiaries has any liability for any Taxes of any Third Party (other than the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax Law in any jurisdiction) or as a transferee or successor, or (ii) pursuant to any Tax sharing or Tax indemnification agreement or other similar agreement (other than pursuant to commercial agreements or arrangements that are not primarily related to Taxes). Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company or any of its Subsidiaries).

(g)

No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company or the Company’s Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction which claim has not since been resolved.

(h)	Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i)

Except as set forth in Clause 1.8(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of the Code or applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

1.9	Litigation

As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation whether civil, criminal, administrative or investigative (each, a “Proceeding”) pending and of which the Company has been notified or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries, in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, there are no judgments, injunctions, rulings, orders or decrees of any arbitrator or Relevant Authority outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

1.10	Environmental Matters

The Company and its Subsidiaries are currently and have been in compliance with all Environmental Laws and have not received from any Person and are unaware of any facts or circumstances that would be reasonably expected to result in the receipt of any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date and, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

1.11	Compliance with Laws

(a)

The Company and each of its Subsidiaries is, and at all times since January 1, 2017, has been, in compliance in all material respects with, and not in violation of, any applicable Law, except for failures to comply or violations that, individually or in the aggregate, have not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b)

The Company and its Subsidiaries have not (i) violated any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010 or any other anti-corruption or anti-bribery Law (collectively, “Anti-Corruption Laws”), (ii) been targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, (iii) been targeted by any non-U.S. sanctions, (iv) paid, offered, promised, or authorized payment of money or any other thing of value to any Relevant Authority or political party (or any Person owned, controlled by or acting on behalf of any of any Relevant Authority or political party) or any official of such Relevant Authority in violation of Anti-Corruption Laws for the purpose of influencing, directly or indirectly through another Person, any act, omission, or decision of such official of such Relevant Authority in an official capacity so that the Company or any of its Subsidiaries might secure any advantage, obtain or retain business, or direct business to any Person or (v) accepted or received any contributions, payments, gifts or expenditures that was unlawful.

1.12	Takeover Statutes

There are no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar anti-takeover Laws and regulations applicable to Company, the Company Shares, the Acquisition, Scheme or any other transactions contemplated by this Agreement.

1.13	Brokers

No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except as disclosed in Clause 1.13 of the Company Disclosure Schedule.

1.14	No Other Representations and Warranties

The Company hereby acknowledges and agrees that, except for the representations and warranties set forth in this Schedule 3, (a) none of Acquirer or any of its Subsidiaries, or any of its Affiliates, stockholders or Representatives, or any other person, has made or is making any express or implied representation or warranty with respect to the Acquirer or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or any of its Affiliates, stockholders or Representatives, or any other person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to the Company or any of its Affiliates, stockholders or Representatives, or any other person, in connection with this Agreement, the transactions contemplated by this Agreement or otherwise, and (b) to the fullest extent permitted by law, none of the Acquire or any of its Subsidiaries, or any of its Affiliates, stockholders or Representatives, or any other person, will have or be subject to any liability or indemnification or other obligation of any kind or nature to the Company, or any of its Affiliates, stockholders or Representatives, or any other person, resulting from the delivery, dissemination or any other distribution to the Company or any of its Affiliates, stockholders or Representatives, or any other person, or the use by the Company or any of its Affiliates, stockholders or Representatives, or any other person, of any such information provided or made available to any of them by Parent or any of its Subsidiaries, or any of its or Affiliates, stockholders or Representatives, or any other person, and (subject to the express representations and warranties of the Acquirer set forth in Clause 2) none of the Company or any of its Affiliates, stockholders or Representatives, or any other person, has relied on any such information (including the accuracy or completeness thereof) or any representations or warranties or other statements or omissions that may have been made by the Acquirer or any person with respect to the Acquirer other than the representations and warranties set forth in this Agreement. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, nothing herein shall, or shall be deemed or construed to, relieve any person from liability for such person’s fraud, limit any recourse or remedy available in respect of such person’s fraud, or preclude a determination that such person’s fraud occurred.

2.	REPRESENTATIONS AND WARRANTIES OF ACQUIRER

The Acquirer represents and warrants to the Company as follows:

2.1	Organization, Standing and Power

The Acquirer is a corporation or legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Acquirer has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so qualified or in good standing, individually or in the aggregate, that have not had and are not reasonably expected to have a material adverse effect. The Acquirer has delivered or made available to the Company complete and correct copies of the certificate or articles of incorporation and bylaws, or similar organizational documents as amended through the date of this Agreement, of the Acquirer.

2.2	Capitalization

(a)

As of the Capitalization Date, the authorized capital stock of the Acquirer consists of: (i) 200,000,000 shares of common stock, no par value per share (the “Acquirer Common Shares”), and (ii) 2,000,000 shares of preferred stock, $0.01 par value per share (the “Acquirer Preferred Shares”). The Acquirer Common Shares and the Acquirer Preferred Shares are entitled to the rights and privileges set forth in the Acquirer’s constituent documents. As of the Capitalization Date, (A) 55,448,350 shares of Acquirer Common Shares were issued and outstanding, (B) 511,530 underlying equivalent shares of Acquirer Common Shares issuable under the current and outstanding Acquirer restricted stock units and Acquirer performance stock units (assuming target performance achievement), and (C) 26,408 underlying equivalent shares of Acquirer Common Shares issuable under the current and outstanding Acquirer stock appreciation rights and (iii) no shares of Acquirer Preferred Stock are issued and outstanding.

(b)

Except as set forth in this Clause 2.2 (i) there are no equity securities of any class of the Acquirer, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights or agreements to which the Acquirer or any of its Subsidiaries is a party or by which the Acquirer or any of its Subsidiaries is bound obligating the Acquirer or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Acquirer or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Acquirer or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. Except as set forth in Clause 2.2(a) above, the Acquirer does not have any outstanding, stock appreciation rights, stock units or similar rights or obligations. Except as set forth in Clause 2.2(a) above, neither the Acquirer nor any of its Subsidiaries is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of the Acquirer.

(c)

All outstanding shares of Acquirer Common Shares are, and all shares of Acquirer Common Shares subject to issuance as specified in Clause 2.2(b), upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the applicable Law, the Acquirer’s constituent documents or any agreement to which the Acquirer is a party or is otherwise bound.

(d)	There are no obligations, contingent or otherwise, of the Acquirer or any of its non-wholly owned Subsidiaries to repurchase, redeem or otherwise acquire any Acquirer Common Shares.

(e)

There are no bonds, debentures, notes or other indebtedness of the Acquirer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Acquirer may vote.

2.3	Authority; No Conflict; Required Filings and Consents

(a)

The Acquirer has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated herein and therein. The execution and delivery of, and the consummation of the transactions contemplated by, this Agreement by the Acquirer has been duly authorized by all necessary corporate action on the part of the Acquirer. The board of directors of the Acquirer (the “Acquirer Board”), at a meeting duly called and held, by the unanimous vote of all Acquirer Directors, duly resolved (i) that the entry into this Agreement and consummation of the Acquisition, the Scheme and the other transactions contemplated hereby on the terms and subject to the conditions set forth herein, are most likely to promote the success of Acquirer for the benefit of its stockholders as a whole and (ii) to approve this Agreement, the Acquisition, the Scheme and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Acquirer and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of the Acquirer, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(b)

The execution and delivery of this Agreement by the Acquirer does not, and the consummation by the Acquirer of the transactions contemplated hereby shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws, articles or other organizational documents of the Acquirer, (ii) conflict with, or result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any material agreement or other instrument to which the Acquirer is a party or by which any of its properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (iii) of Clause 1.1(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Acquirer or any of its properties or assets, or any other applicable Law, except in the case of clauses (ii) and (iii) of this Clause 2.3(b) 1.1(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquirer Material Adverse Effect.

(c)

No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Relevant Authority or any stock market or stock exchange on which Acquirer Shares are listed for trading is required by or with respect the Acquirer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, except for (i) the pre-merger notification requirements under the HSR Act and any requirements under other applicable Antitrust Laws, (ii) filings in connection with or in compliance with the Exchange Act, Securities Act, rules and regulations of any stock exchange and (iii) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect.

(d)

No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Relevant Authority or any stock market or stock exchange on which shares of Acquirer Common Stock are listed for trading is required by or with respect to the Acquirer or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Acquirer or the consummation by the Acquirer of the Acquisition, except for (i) as required under applicable Law, (ii) the Exchange Act, (iii) the Securities Act, (iv) the rules and regulations of the NASDAQ, (v) the HSR Act, and the antitrust, competition, foreign investment or similar Laws outside of the United States set forth in Clause 2.4(d) of the Acquirer Disclosure Schedule and (vi) the approvals set forth in Clause 2.4(d) of the Acquirer Disclosure Schedule, and no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, or notice to, any United States, state of the United States or non-United States governmental or regulatory agency, commission, court, body, entity or authority, other market administrator, international treaty or standards organization, or national, regional or state organization, or Relevant Authority, is necessary, under applicable Law, for the execution, delivery and performance of this Agreement or the consummation by Acquirer of the transactions contemplated hereby, except for such authorizations, consents, orders, licenses, permits, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect.

(e)	No affirmative vote or written consent of holders of any class or series of capital stock of the Acquirer is necessary to consummate the Acquisition.

2.4	SEC Filings; Financial Statements; Information Provided

(a)

The Acquirer has filed or furnished all registration statements, forms, reports and other documents required to be filed or furnished by the Acquirer with the SEC since December 21, 2021 (the “Acquirer Lookback Date”). All such registration statements, forms, reports and other documents, as such documents have been amended since the time of their filing or furnishing (including exhibits and all other information incorporated therein and those registration statements, forms, reports and other documents that the Acquirer may file or furnish after the date hereof until the closing) are referred to herein as the “Acquirer SEC Reports”. As of their respective filing dates or, if amended, as of the date of such last amendment, the Acquirer SEC Reports (i) complied, and with respect to the Acquirer SEC Reports filed or furnished after the date hereof will comply, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Acquirer SEC Reports and (ii) did not, and the Acquirer SEC Reports filed or furnished after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquirer SEC Reports or necessary in order to make the statements in such Acquirer SEC Reports, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments received from the SEC with respect to the Acquirer SEC Reports. As of the date hereof, the Acquirer has not received any written notification that any of the Acquirer SEC Reports is the subject of any material ongoing SEC investigation. None of the Acquirer’s Subsidiaries is required to file with or furnish to the SEC any forms, reports or other documents or is otherwise subject to any reporting obligation under Section 13 or 15(d) of the Exchange Act.

(b)

Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in or incorporated by reference into the Acquirer SEC Reports at the time filed (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly present in all material respects the consolidated financial position of the Acquirer and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

(c)

The Acquirer is in compliance in all material respects with the Sarbanes-Oxley Act. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Acquirer’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(d)

The Acquirer has established and maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. The Acquirer has designed such disclosure controls and procedures to ensure that all material information concerning the Acquirer and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the reports that the Acquirer files or submits under the Exchange Act or Securities Act.

(e)

The Acquirer has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act.

(f)

Since the Acquirer Lookback Date, (i) none of the Acquirer, any of its Subsidiaries or any of their respective Representatives have received any bona fide complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Acquirer or any of its Subsidiaries or any of their respective internal accounting controls, including any bona fide complaint, allegation, assertion or claim that the Acquirer or any of its Subsidiaries has engaged in questionable accounting or auditing practices; and (ii) no attorney representing the Acquirer or any of its Subsidiaries, whether or not employed thereby, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Acquirer, any of its Subsidiaries or any of their respective Representatives to the Acquirer Directors or any committee thereof or to the Acquirer’s chief legal officer or chief executive officer.

(g)

Since the Acquirer Lookback Date, neither the Acquirer nor any of its Subsidiaries has entered into any transaction, or series of transactions, agreements, arrangements or understandings, and there are no proposed transactions as of the date of this Agreement, that would be subject to disclosure pursuant to Item 404 of Regulation S-K that has not been disclosed in the Company SEC Reports.

2.5	No Undisclosed Liabilities

The Acquirer and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not required by GAAP to be reflected on a consolidated balance sheet of the Acquirer and its Subsidiaries, except (a) as disclosed in the most recent balance sheet included in the Acquirer Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement (the “Acquirer Balance Sheet”) or in the notes thereto, (b) liabilities incurred in the ordinary course of business since the date of the Acquirer Balance Sheet, (c) liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (d) liabilities that, individually or in the aggregate, would not reasonably be expected to have an Acquirer Material Adverse Effect.

2.6	Absence of Certain Changes or Events

Since the Acquirer Lookback Date through the date of this Agreement, except in connection with the consummation of the Acquirer’s initial public offering or the negotiation and execution of this Agreement and the transactions contemplated hereby, the businesses of Acquirer and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except when such conduct outside the ordinary course of business has not had, and would not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect. Since the Acquirer Lookback Date there has not been any event, change, effect, development, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect.

2.7	Information Provided

The information supplied or to be supplied by or on behalf of the Acquirer or that relates to the Acquirer and is approved by the Acquirer for inclusion in the Scheme Circular on the date it is first mailed to holders of shares of Acquirer Shares and at the time of the Court Meeting, and if either is amended or supplemented, at the time of any amendment or supplement thereto, shall not contain any untrue statement of a material fact or omit to state any material fact required to make the statements therein, in light of the circumstances in which they shall be made, not misleading.

2.8	Litigation

As of the date of this Agreement, there is no Proceeding pending and of which the Acquirer has been notified or, to the Acquirer’s knowledge, threatened against the Acquirer or any of its Subsidiaries, in each case that, individually or in the aggregate, has had or would reasonably be expected to have an Acquirer Material Adverse Effect. As of the date of this Agreement, there are no judgments, orders or decrees outstanding against the Acquirer or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have an Acquirer Material Adverse Effect.

2.9	Brokers

Except for the Financial Adviser, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Acquirer or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

2.10	Environmental Matters

The Acquirer and its Subsidiaries are currently and have been in compliance with all Environmental Laws and have not received from any Person and are unaware of any facts or circumstances that would be reasonably expected to result in the receipt of any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date and, individually or in the aggregate, has had or would reasonably be expected to have an Acquirer Material Adverse Effect.

2.11	Compliance with Laws

(a)

The Acquirer and each of its Subsidiaries is, and at all times since January 1, 2017, has been, in compliance in all material respects with, and not in violation of, any applicable Law, except for failures to comply or violations that, individually or in the aggregate, have not had and would not reasonably be expected to be material to the Acquirer and its Subsidiaries, taken as a whole.

(b)

The Acquirer and its Subsidiaries have not (i) violated any Anti-Corruption Laws, (ii) been targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, (iii) been targeted by any non-U.S. sanctions, (iv) paid, offered, promised, or authorized payment of money or any other thing of value to any Relevant Authority or political party (or any Person owned, controlled by or acting on behalf of any of any Relevant Authority or political party) or any official of such Relevant Authority in violation of Anti-Corruption Laws for the purpose of influencing, directly or indirectly through another Person, any act, omission, or decision of such official of such Relevant Authority in an official capacity so that the Acquirer or any of its Subsidiaries might secure any advantage, obtain or retain business, or direct business to any Person or (v) accepted or received any contributions, payments, gifts or expenditures that was unlawful.

2.12	No Other Representations or Warranties

The Acquirer further acknowledges and agrees that, except for the representations and warranties set forth in Clauses 2.1 through 2.11 (in each case as qualified and limited by the Acquirer Disclosure Schedule), (a) none of the Acquirer or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to the Acquirer or any of its Subsidiaries or their respective businesses or operations, including with respect to any information provided or made available to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, in connection with this Agreement, the transactions contemplated herein or otherwise, and (b) to the fullest extent permitted by Law, none of the Acquirer or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, will have or be subject to any liability or indemnification or other obligation of any kind or nature to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, resulting from the delivery, dissemination or any other distribution to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, or the use by the Company or any of its Affiliates, stockholders or Representatives, or any other Person, of any such information provided or made available to any of them by the Acquirer or any of its Subsidiaries, or any of its or Affiliates, stockholders or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to the Company or any of its Affiliates, stockholders, or Representatives, or any other Person, in “data rooms,” confidential information memoranda, management presentations or otherwise in anticipation or contemplation of the Acquisition or the other transactions contemplated by this Agreement and (subject to the express representations and warranties of the Acquirer set forth in Clauses 2.1 through 2.11 (in each case as qualified and limited by the Acquirer Disclosure Schedule)) neither the Company nor any of its Affiliates, stockholders or Representatives, or any other Person, has relied on any such information (including the accuracy or completeness thereof) or any representations or warranties or other statements or omissions that may have been made by the Acquirer or any Person with respect to the Acquirer other than the representations and warranties set forth in this Agreement.

2.13	Financing

The Acquirer has delivered to the Company true and complete copies of (i) an executed commitment letter dated as of the date hereof (the “Commitment Letter” and, together with the Fee Letter (as defined below), as they may be amended, modified or replaced and together with all annexes, exhibits, schedules and other attachments thereto, the “Debt Financing Commitments”) pursuant to which the lender parties thereto have agreed, subject to the terms and conditions thereof, to provide or cause to be provided the debt amounts set forth therein (such amounts, the “Debt Financing”) and (ii) the fee letters referred to in such commitment letter (with only fee amounts, dates, pricing caps, “market flex” and other economic terms redacted, none of which would adversely affect the amount or availability of the Debt Financing) (the “Fee Letter”). As of the date of this Agreement, none of the Debt Financing Commitments has been amended or modified, and the respective commitments contained in the Debt Financing Commitments have not been withdrawn or rescinded and, to the knowledge of the Acquirer, no withdrawal or rescission thereof is contemplated as of the date of this Agreement. As of the date of this Agreement, the Debt Financing Commitments are in full force and effect and constitute the legal, valid and binding obligation of the Acquirer and, to the actual knowledge of the Acquirer, the other parties thereto (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exception). There are no conditions precedent related to the funding of the full amount of the Debt Financing other than as expressly set forth in the Debt Financing Commitments. As of the date of this Agreement, no event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under the Debt Financing Commitments by the Acquirer, to the knowledge of the Acquirer, any other party to the Debt Financing Commitments. As of the date of this Agreement, assuming the satisfaction of the Conditions, the Acquirer has no reason to believe that it will be unable to satisfy on a timely basis any term or condition to be satisfied by it and contained in the Debt Financing Commitments. The Acquirer has fully paid any and all commitment fees or other fees required by the terms of the Debt Financing Commitments to be paid on or before the date of this Agreement. Assuming the satisfaction of the Conditions and that the Debt Financing is funded in accordance with the terms of the Commitment Letter, the Acquirer will have, at the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to satisfy the Cash Funding Requirement.

SCHEDULE 4

FINANCING COOPERATION

(a)

The Acquirer shall use its reasonable best efforts to take (or cause to be taken) all actions, and to do (or cause to be done) all things necessary, proper or advisable to consummate and obtain the proceeds of the Debt Financing contemplated by the Debt Financing Commitments on the terms and conditions described in the Debt Financing Commitments (including any flex provisions applicable thereto), including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions (including the flex provisions) contained therein or on other terms not materially less favorable, in the aggregate, to the Acquirer than those contained in the Debt Financing Commitments (as determined in the reasonable judgment of the Acquirer) and not in violation of this clause (a) (including clauses (A)-(C) below), (ii) satisfy (or, if deemed advisable by the Acquirer, seek a waiver of) on a timely basis all conditions applicable to the Acquirer in the Debt Financing Commitments that are within its control and otherwise comply with its obligations thereunder and pay related fees and expenses on the Closing Date or otherwise as and when due and payable, (iii) maintain in effect the Debt Financing Commitments in accordance with the terms thereof (except for amendments and supplements not prohibited by this clause (a)) until the Acquisition and the other transactions contemplated by this Agreement (the “Contemplated Transactions”) are consummated or this Agreement is terminated in accordance with its terms, and (iv) enforce its rights under the Debt Financing Commitments in the event of a breach by any counterparty thereto. The Acquirer shall have the right from time to time to amend, supplement, amend and restate or modify the Debt Financing Commitments; provided, that any such amendment, supplement, amendment and restatement or other modification shall not, without the prior written consent of the Company (A) add new (or adversely modify any existing) conditions precedent to the Debt Financing as set forth in the Debt Financing Commitments as in effect on the date hereof, (B) except as otherwise set forth herein, reduce the aggregate amount of the Debt Financing Commitments (including by changing the amount of fees to be paid or original issue discount of the Debt Financing as set forth in the Debt Financing Commitments) in a manner that would adversely impact the ability of the Acquirer to consummate the Acquisition or that would otherwise be expected to delay or impede the Acquisition or (C) otherwise be reasonably expected to (1) prevent, impede or delay the consummation of the Acquisition and the other Contemplated Transactions, (2) make the funding of the Debt Financing as set forth in the Debt Financing Commitments less likely to occur or (3) adversely impact the ability of the Acquirer to enforce their rights against the other parties to the Debt Financing Commitments or the definitive agreements with respect thereto. For the avoidance of doubt, the Acquirer may amend, supplement, amend and restate, modify or replace the Debt Financing Commitments as in effect at the date hereof (x) to add or replace lenders, arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitments as of the date of this Agreement or (y) to increase the amount of Indebtedness contemplated by the Debt Financing Commitments. For purposes of this Schedule 4, references to “Debt Financing” shall include the financing contemplated by the Debt Financing Commitments (including any flex provisions applicable thereto) as permitted to be amended, supplemented, replaced or modified by this clause (a) (and, if applicable, shall include any Alternative Financing used to satisfy the obligations under this Agreement) and references to “Debt Financing Commitments” shall include such documents as permitted to be amended or modified by this clause (a) (and, if applicable, shall include any commitments in respect of Alternative Financing). The Acquirer shall (X) give the Company prompt notice of any material breach or default by any party to the Debt Financing Commitments or any Alternative Financing, in each case of which the Acquirer has become aware, and any purported termination or repudiation by any party of the Debt Financing Commitments or any Alternative Financing, in each case of which the Acquirer has become aware, or upon receipt of written notice of any material dispute or disagreement between or among the parties to the Debt Financing Commitments or any Alternative Financing and (Y) otherwise keep the Company reasonably informed of the status of the Acquirer’s efforts to arrange the Debt Financing upon Company’s reasonable request. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Financing Commitments, but alternative facilities are available on terms and conditions substantially similar to the Debt Financing Commitments, the Acquirer shall use its reasonable best efforts to promptly arrange to obtain alternative financing (“Alternative Financing”) from alternative sources in an amount sufficient to consummate the Contemplated Transactions; provided, that the Acquirer shall use its reasonable best efforts to ensure that the terms of such Alternative Financing do not expand upon the conditions precedent or contingencies to the funding of the Debt Financing on the Closing Date as set forth in the Commitment Letter in effect on the date of this Agreement or otherwise include terms (including any “flex” provisions) that would reasonably be expected to prevent, impede or materially delay the consummation of the Contemplated Transactions. In addition, the Acquirer shall have the right to substitute the net cash proceeds received by the Acquirer after the date hereof and prior to the Closing from consummated offerings or other incurrences of debt (including notes) by the Acquirer for all or any portion of the Debt Financing by reducing commitments under the Commitment Letter; provided, that (w) to the extent any such debt has a scheduled special or mandatory redemption right, such right is not exercisable prior to the earlier of the Effective Date, the termination of this Agreement or the Long Stop Date, as applicable, (x) such offering or other incurrence of debt does not result in a breach or default under, or violation of, the Commitment Letter, (y) the aggregate amount of the Debt Financing committed under the Commitment Letter following such reduction, together with other cash and cash equivalents available to the Acquirer, is sufficient to pay all amounts required to be paid in connection with the Contemplated Transactions and (z) the Acquirer promptly notifies the Company of such substitution and reduction. If commitments under the Commitment Letter have been reduced to zero in connection with the preceding sentence, the obligations of the Company and its Subsidiaries pursuant to clause (b) shall no longer be in effect. Further, the Acquirer shall have the right to substitute commitments in respect of other debt financings for all or any portion of the Debt Financing from the same and/or alternative bona fide financing sources so long as (v) such other debt financing does not result in a breach or default under, or violation of, the Commitment Letter (to the extent it remains in effect following such substitution), (w) the aggregate amount of the Debt Financing, together with other cash and cash equivalents available to the Acquirer, is sufficient to pay all amounts required to be paid in connection with the Contemplated Transactions, (x) all conditions precedent to effectiveness of definitive documentation for such debt financing have been satisfied and the conditions precedent to funding of such financing are, in respect of certainty of funding, equivalent to (or more favorable to the Acquirer than) the conditions precedent set forth in the Commitment Letter, (y) such substitution would not reasonably be expected to delay or prevent or make less likely the funding of the Debt Financing or such other debt financing on the Closing Date and (z) prior to funding of any loans thereunder, the commitments in respect of such debt financing are subject to restrictions on assignment that are in the aggregate substantially equivalent to or more favorable to the Company that the corresponding restrictions set forth in the Commitment Letter, to supplement or replace the Debt Financing. True, correct and complete copies of each amendment or modification to the Commitment Letter relating thereto and documents with respect to each alternative or substitute financing commitment in respect thereof (each, a “New Debt Commitment Letter”), together with all related fee letters (solely in the case of the fee letter, with only the fee amounts, dates, pricing caps, “market flex” and other economic terms redacted) (each, a “New Fee Letter”), will be promptly provided to the Company (and drafts thereof shall be made available to the Company prior to any such substitution). In the event any New Debt Commitment Letter is obtained, (i) any reference in this Agreement to the “Debt Financing” shall include the debt financing contemplated by the Commitment Letter as modified pursuant to clause (ii) below, (ii) any reference in this Agreement to the “Commitment Letter” shall be deemed to include the Commitment Letter which is not superseded by a New Debt Commitment Letter at the time in question and each New Debt Commitment Letter to the extent then in effect, and (iii) any reference in this Agreement to “fee letter” shall be deemed to include any fee letter relating to the Commitment Letter that is not superseded by any New Debt Commitment Letter at the time in question and to each New Debt Commitment Letter to the extent then in effect.

(b)

It being understood and agreed that in no event shall the Company’s compliance with Clause 10.3(b) of the Agreement or the provisions of this Schedule 4 be a condition to the consummation of the Acquisition, and in no event shall any actions taken by, or inaction of, the Company, its Subsidiaries or its Representatives pursuant to this Schedule 4 result in any representation or warranty made under or in connection with this Agreement to be breached or any Condition to fail to be satisfied or otherwise cause or result in any breach of this Agreement by the Company:

(i)

The Company shall use commercially reasonable efforts to provide and to cause its Subsidiaries and its and their respective Representatives to use commercially reasonable efforts to provide, on a reasonably timely basis such cooperation as may reasonably requested by the Acquirer in connection with the Debt Financing, including (i) providing the Financing Information, (ii) providing customary documents and certificates, and taking other actions reasonably requested by the Acquirer that are or may be customary in connection with the Debt Financing (including (A) cooperating in the replacement, backstop or cash collateralization of any outstanding letters of credit issued thereunder for the account of the Company or any of its Subsidiaries and (B) consulting with the Acquirer in connection with the negotiation of such definitive financing documents and agreements and such other customary documents as may be reasonably requested by the Acquirer); (iii) providing assistance in the preparation of one or more confidential information memoranda, prospectuses, offering memoranda, private placement memoranda and other customary marketing and syndication materials reasonably requested by the Acquirer or any of its Affiliates in connection with the Debt Financing (such documents and materials, including the materials prepared for ratings agencies described under subclause viii below, “Offering Materials”); (iv) cooperating with the marketing efforts for any portion of the Debt Financing, including using commercially reasonable efforts to assist the Acquirer in ensuring that the syndication efforts benefit from the existing banking relationships of the Company and its Subsidiaries; (v) permitting the reasonable use by the Acquirer and its Affiliates of the Company’s and its Subsidiaries’ logos for syndication and underwriting, as applicable, of the Debt Financing, provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their marks; (vi) participating as necessary in a reasonable number of customary meetings, presentations, one-

on-one sessions that are requested in advance and road shows with prospective lenders and investors and in drafting sessions and due diligence sessions, as applicable (including the reasonable participation in such meetings by the Company’s senior management), in each case, in connection with the Debt Financing; (vii) reasonably cooperating with any financing sources or prospective financing sources (including lenders, underwriters, initial purchasers or placement agents) for the Debt Financing (together with the arrangers and the partners, shareholders, managers, members, directors, attorneys, officers, employees, advisors, accountants, consultants, agents, Affiliates and Representatives and successors of any of the foregoing, collectively, the “Financing Sources”) and their respective agents’ due diligence, including providing access to documentation reasonably requested by any such Person in connection with the Debt Financing; (viii) assisting in preparing customary rating agency presentations and participating in a reasonable number of sessions with rating agencies in connection with the Debt Financing; (ix) causing the Company’s independent auditors to furnish to Acquirer and the Financing Sources with drafts of customary comfort letters that such independent auditors are prepared to deliver upon “pricing” of any high-yield bonds being issued in connection with the Debt Financing and to cause such auditors to deliver such comfort letters upon the “pricing” of any such high-yield bonds, (x) obtaining the assistance of the Company’s independent auditors to consent to the use of their reports in the any Offering Materials related to any high-yield bonds being issued in connection with the Debt Financing and procuring their participation in drafting sessions and due diligence sessions (to the extent permissible under the applicable law and their professional standards), in connection with the any such high-yield bond offering, and (x) as long as such information is requested by the Financing Sources in writing at least ten (10) Business Days prior to the Closing Date, providing to the Financing Sources, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Company and its Subsidiaries under applicable “know your customer” and anti-money laundering Laws, including the USA PATRIOT Act of 2001, as amended, and the beneficial ownership regulations under 31 C.F.R. Section 1010.230; provided, that (x) none of the Company or any of its Subsidiaries shall be required to pay any commitment or other fee or incur any other liability or obligation in connection with any such financing except for any payment that is conditioned upon, and shall not take effect until, the Effective Date, and (y) neither the Company nor any of its Subsidiaries shall be required to take any corporate or similar actions prior to the Closing Date to permit the consummation of the Debt Financing and no obligations of the Company or any of its Subsidiaries under any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, covenant, commitment, document, certificate or other instrument or obligation entered into or otherwise delivered pursuant to this Schedule 4 shall be required to be effective until the Closing Date. The Company will notify the Acquirer if it becomes aware that such Financing Information (including any updates to the Financing Information) is no longer Compliant.

(ii)

The Company shall use commercially reasonable efforts to, and to cause its Subsidiaries to use commercially reasonable efforts to, cooperate with the Acquirer to permit the Acquirer to prepare such unaudited pro forma financial statements for the Acquirer for such time periods as required by the Exchange Act and the rules and regulations of the SEC and for use in the Offering Materials; it being understood that nothing will require the Company and its Subsidiaries to provide (1) any pro forma financial statements, (2) any information or assistance relating to the proposed aggregate amount of debt, together with assumed interest rates and fees and expenses relating to the incurrence of such debt following the Closing, or (3) any post-Closing or pro forma cost savings, synergies, capitalization, purchase accounting, or ownership adjustments desired to be incorporated into any information used in connection with the Financing.

(iii)

The Acquirer shall (A) provide the Company with a reasonable opportunity to review any information regarding the Company contained in any Offering Materials prior to use (B) take into account and give due regard to any objections, requested modifications, or comments from the Company with respect thereto, and (C) provide the Company with sufficient opportunity to make any SEC filings with respect thereto. Subject to the foregoing sentence but notwithstanding anything else to the contrary set forth herein or in the Confidentiality Agreement, the Acquirer shall be permitted to disclose nonpublic or otherwise confidential information regarding the Company and its Subsidiaries (and the Company Business) (i) to Financing Sources in connection with any diligence process conducted by such Financing Sources in connection with any financing and (ii) to Financing Sources, rating agencies and prospective lenders and investors during syndication of any financing, in each case subject to their entering into customary confidentiality undertakings with respect to such information (including, as applicable, through a notice and undertaking in a form customarily used in confidential information memoranda, private placement memoranda, offering memoranda and/or lender and investor presentations). Subject to the foregoing sentence, but otherwise notwithstanding anything to the contrary set forth herein or in the Confidentiality Agreement, the Acquirer may not, without the written consent of the Company (which consent shall not unreasonably be withheld) disclose any material non-public or otherwise confidential information regarding the Company and its Subsidiaries (and the Company Business) in connection with the Debt Financing or otherwise, and any disclosure of such information made with the written consent of the Company shall be subject to any conditions required by the Company with respect thereto.

(iv)

Notwithstanding anything in this Schedule 4 to the contrary, the Acquirer shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in good faith in connection with fulfilling its obligations pursuant to this Schedule 4. The Acquirer shall indemnify and hold harmless the Company and its Subsidiaries (and their respective Representatives) from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by them in connection with the arrangement of any such financing and any information used in connection therewith (other than information provided by the Company, any of its Subsidiaries or any of their respective Representatives in writing for use in the Debt Financing documents), except, with respect to any such indemnified party, in the event such loss or damage arises out of or results from such party’s gross negligence, fraud, or willful misconduct ..

In this Schedule 4, each of the following expressions shall have the following meaning:

“Compliant” means, with respect to the Financing Information, that (a) such Financing Information does not contain any untrue statement of a material fact regarding the Company or any of its Subsidiaries (taken as a whole) or omit to state any material fact regarding the Company or any of its Subsidiaries necessary in order to make such Financing Information not misleading in the light of the circumstances under which such statements were delivered (taken as a whole); (b) (i) the Company’s independent auditors have not withdrawn any audit opinion with respect to the audited financial statements contained in such Financing Information (it being understood that such Financing Information will be Compliant if the Company’s independent auditors have subsequently delivered an unqualified audit opinion with respect to such financial statements and, if applicable, the applicable financial statements have been amended, as applicable) and (ii) the Company shall not have been informed by its independent auditors that it is required to restate, and the Company has not restated, or announced a public intention to restate, any financial statements required to be delivered pursuant to the definition of Financing Information (and is not actively considering any such restatements); provided that such Financing Information shall be deemed Compliant if and when (x) any such restatement has been completed by the Company and updated financial statements delivered pursuant to the delivery of the Financing Information or (y) the Company’s independent auditors inform the Company that no such restatement is needed.

“Financing Information” means (i) (A) the audited consolidated statements of comprehensive income, financial position, cash flows, and changes in shareholders’ equity of the Company included in the Form 20-F filed by the Company with the SEC on March 4, 2021 with respect to the fiscal year ended December 31, 2020 (the delivery and receipt of which is acknowledged and confirmed by the Acquirer); and (B) the unaudited interim consolidated statements of comprehensive income, financial position, cash flows, and changes in shareholders’ equity of the Company and its Subsidiaries (x) in the Form 6-K filed by the Company with the SEC on May 5, 2021 with respect to the fiscal quarter ended March 31, 2021 (the delivery and receipt of which is acknowledged by the Acquirer) and (y) for each fiscal ending after March 31, 2021 and at least 45 days before the Closing (including the comparable prior year period), in each case, reviewed under Statement on Auditing Standards No. 100 by its independent registered public accountants; it being understood and agreed that such financial statements will be presented in accordance with IFRS as issued by the International Accounting Standards Board and will not include a reconciliation to GAAP and (iv) to the extent reasonably available to the Company, such customary financial data or other pertinent information (including, customary “flash” or “recent developments” data if and when reasonably available following the end of each of the Company’s corresponding fiscal year or quarter) relating to the Company and its Subsidiaries (other than the annual and quarterly financial statements of the Company, as to which clause (i) above applies, or of any of its Subsidiaries, investees, or any other entity (including for the avoidance of doubt any financial statements required by Rule 3-05, 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X) reasonably requested by the Acquirer in connection with the Debt Financing and customarily included in marketing materials, confidential information memoranda, lender and investor presentations for secured credit facilities or debt securities offering transactions, including financial data and other information of the type customary for Rule 144A offerings by public companies in order to consummate the offering(s) of debt securities contemplated by any such financing, it being understood that in no case shall such information include Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or information regarding executive compensation or related-party disclosure under SEC Release Nos. 33-8732A, 34-54302A, and IC-27444A (and, in each case, any successor thereto).

SCHEDULE 6

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

MKS INSTRUMENTS, INC.

AND

THE CARLYLE STOCKHOLDERS

__________, 2021

EXHIBIT

Exhibit A: Form of Joinder Agreement

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INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of _____________, 2021 by and among MKS Instruments, Inc., a Massachusetts corporation (the “Company”), Carlyle Partners VI Cayman Holdings, L.P. (“CP VI”), CEP IV Participations, S.a.r.l. SICAR (“CEP IV”), and Gamma Holding Company Limited (“Gamma” and together with CP VI, CEP IV and any Permitted Transferees of any of the foregoing that becomes a party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”), collectively the “Carlyle Stockholders”).

RECITALS

A. Whereas, Atotech Limited, a registered public company incorporated and existing under the laws of Jersey (“Atotech”) and the Company are parties to that certain Implementation Agreement, dated July 1, 2021, (the “Implementation Agreement”) pursuant to which the Company will acquire the entire issued and to be issued share capital of Atotech;

B. Whereas, on the date hereof, pursuant to the Implementation Agreement, the Carlyle Stockholders are receiving shares of common stock, with no par value (the “Common Stock”), of the Company as consideration for their shares of common stock of Atotech; and

C. Whereas, the parties hereto desire to enter into this Agreement, pursuant to which the Company shall grant the Carlyle Stockholders certain registration rights with respect to the Shares, as set forth in this Agreement.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION I. DEFINITIONS

1.1 Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

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1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” means with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any general partner, partner, officer, director, managing member or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or that is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Carlyle Stockholders” shall have the meaning set forth in the preamble.

“Carlyle Majority Interest” means, at any given time, the Carlyle Stockholders holding a majority of the outstanding Shares held at that specified time by all Carlyle Stockholders.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.

“Effective Date” shall have the meaning given such term in the Implementation Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“Implementation Agreement” shall have the meaning set forth in the recitals.

“Law” shall have the meaning given such term in the Implementation Agreement.

“Permitted Transferee” means, with respect to any Carlyle Stockholder, (i) any Affiliate of such Carlyle Stockholder, (ii) any director, officer or employee of any Affiliate of such Carlyle Stockholder or (iii) any direct or indirect member or general or limited partner of such Carlyle Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such Carlyle Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

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“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or prior to the Effective Date.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.

“Shares” means, at any time, (i) Common Stock and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares or other equity securities issued or issuable with respect thereto (whether by way of a share dividend, share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” means the Carlyle Stockholders and any other Person who from time to time become party to this Agreement by execution of a Joinder Agreement.

“Tax” shall have the meaning given such term in the Implementation Agreement.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“Transferee” means the recipient of a Transfer.

“Valid Business Reason” has the meaning set forth in Section 3.2(f)(ii).

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

SECTION II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company or implicate any preemptive or registration rights of other holders of Shares.

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SECTION III. REGISTRATION RIGHTS

3.1 Demand and Piggyback Rights.

(a) Right to Demand a Non-Shelf Registered Offering. Upon the demand of the Carlyle Stockholders at any time and from time to time after the Effective Date (as defined in the Implementation Agreement), the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Shares requested by the demanding Carlyle Stockholders to be included in such offering; provided that not more than five (5) demands may be made pursuant to this Section 3.1(a) (provided that, any demand that does not result in a sale of shares by the Carlyle Stockholders in excess of $100 million shall not be deemed one of such five (5) demands). A demand by Carlyle Stockholders for a non-shelf registered offering that will result in the imposition of a lockup on the Company and the Stockholders may not be made unless the Shares requested to be sold by the demanding Carlyle Stockholders in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $100 million in gross proceeds or such lesser amount if all Shares held by the demanding Carlyle Stockholders are requested to be sold. Subject to the cutback provisions of Section 3.2(e) below, any demanded non-shelf registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and will also include Shares to be sold by other holders of Shares with similar rights that exercise their related piggyback rights on a timely basis.

(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Common Stock covered by a non-shelf registration statement, the Carlyle Stockholders may exercise piggyback rights to have included in such offering Shares held by them, to the extent not prohibited under any registration rights agreement then in effect pursuant to which such non-shelf registration statement may have been filed (provided that the Company will not grant registration rights to any holder of Common Stock not provide for pro rata sales by the Carlyle Stockholders in any offering), any such Shares to be subject to any cutback provisions thereunder. Subject to the foregoing, the Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

(c) Right to Demand and be Included in a Shelf Registration. So long as the Company is eligible to utilize Form S-3 or a successor form to sell Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will facilitate in the manner described in this Agreement a shelf registration of Shares held by the Carlyle Stockholders. The Company shall use its reasonable best efforts to file as soon as practicable after the Effective Date (and in any event within five Business Days thereafter) a shelf registration statement, subject to the final sentence of this paragraph. To the extent the final sentence of this paragraph is not applicable, the Company will file an S-3 registration statement pursuant to this paragraph covering Shares held by each of the Carlyle Stockholders equal to such Carlyle Stockholder’s pro rata share (based on their original respective holdings as of the Effective Date) of the total number of shares that may be sold pursuant to the [Lock-Up Agreement]. At such time as any additional Shares may be sold by the Carlyle Stockholders pursuant to the [Lock-Up Agreement], the Company shall, if necessary, amend such shelf registration so that it also covers additional shares held by each of the Carlyle Stockholders equal to such Carlyle Stockholder’s pro rata share of the total number of additional shares that may be sold pursuant to the [Lock-Up Agreement.] If at the time of such request the Company is a WKSI, such shelf registration would cover an unspecified number of Shares to be sold by the Company and the Carlyle Stockholders , provided however, that if the Company has, at any time, registered an indeterminate number of shares to be sold by the Carlyle Stockholders utilizing Form S-3 ASR, the Company will no longer be obligated to register shares on any other registration statement pursuant this Section 3 for so long as such registration statement remains effective and the Company remains a WKSI (other than in connection with any Piggyback Rights in relation to a competing S-3 ASR).

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(d) Demand and Piggyback Rights for Underwritten Offerings. Upon the demand of one or more Carlyle Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement or inclusion in any non-shelf registration statement proposed to be filed by the Company. In connection with any underwritten offering (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Carlyle Stockholders may exercise piggyback rights (any such registration, a “piggyback registration”) to have included in such registration statement Shares held by them and include any such shares in any underwritten offering pursuant to such registration statement. Notwithstanding the foregoing, Carlyle Stockholders may not demand a shelf takedown for an offering or inclusion in a non-shelf offering that will result in the imposition of a lockup on the Company and the Stockholders unless the Shares requested to be sold by the demanding Carlyle Stockholders in such takedown have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $100 million in gross proceeds or such lesser amount if all Shares held by the demanding Carlyle Stockholders are requested to be sold.

(e) Limitations on Demand and Piggyback Rights.

(i) Any demand for the filing of a registration statement or for an underwritten offering or shelf “takedown” will be subject to the constraints of any applicable “clear market” or lockup arrangements, and such demand must be deferred until such “clear market” or lockup arrangements no longer apply. If a demand has been made for a non-shelf registered underwritten offering or for an underwritten shelf “takedown”, no further demands may be made so long as such offering or takedown is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Carlyle Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the Shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.

(ii) The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if (A) the Board of Directors of the Company reasonably believes that the filing of such registration statement or not suspending the effectiveness of any such shelf registration statement, as applicable, would materially and adversely affect a proposal or plan by the Company to engage in (directly or indirectly through any of its subsidiaries): (1) a material acquisition or divestiture of assets; (2) a merger, consolidation, tender offer, reorganization; or (3) a material financing or any other material business transaction with a third party or (B) the Company is, based on the advice of counsel, in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company (the foregoing clauses (i) and (ii), a “Valid Business Reason”); provided that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Section 3.1(f)(ii) on more than one occasion in any 360 day period. The blackout period will end upon the earlier to occur of, (i) in the case of a black-out period imposed pursuant to clause (A) in the preceding sentence, the earlier to occur of (x) a date not later than 90 days from the date such deferral commenced or (y) the date upon which the circumstances described in clause (A) in the preceding sentence are no longer applicable in the good faith judgment of the Company, and (ii) in the case of a black-out period imposed pursuant to clause (B) in the preceding sentence, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or quarterly report on Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

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3.2 Notices, Cutbacks and Other Matters.

(a) Notifications Regarding Registration Statements. In order for one or more Carlyle Stockholders to exercise their right to demand that a registration statement be filed pursuant to Sections 3.1(a) or 3.1(c), they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will use commercially reasonable efforts to keep the Carlyle Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to a Carlyle Stockholder demand or otherwise, with respect to which a piggyback opportunity is available. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

(b) Notifications Regarding Registration Piggyback Rights. Any Carlyle Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement pursuant to Section 3.1(b) must notify the Company and the other Carlyle Stockholders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the third trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur.

(c) Notifications Regarding Underwritten Offerings.

(i) The Company will use commercially reasonable efforts to keep the Carlyle Stockholders contemporaneously apprised of (including providing notice as promptly as practicable of its intention to conduct any offering of securities) all pertinent aspects of any underwritten offering in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Carlyle Stockholders be notified by the Company of an anticipated underwritten offering no later than 5:00 pm, New York City time, on (i) if applicable, the third trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the fifth trading day prior to the date on which the pricing of the relevant takedown occurs.

(ii) Any Carlyle Stockholder wishing to exercise its piggyback rights with respect to an underwritten offering must notify the Company and the other Carlyle Stockholders of the number of Shares it seeks to have included in such offering. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.

(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

(d) Plan of Distribution, Underwriters and Counsel. If (1) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (2) such offering was initiated by the Company and not by any Carlyle Stockholder pursuant to Section 3.1 or 3.2, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, the Carlyle Stockholders will be entitled to determine the plan of distribution and select the managing underwriters, and such Carlyle Stockholders will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.

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(e) Cutbacks. If the managing underwriters advise the Company and the selling Stockholders in writing that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, then the number of Shares to be included in such underwritten offering shall be reduced in the following order of priority.

(i) In the case of a registered offering upon the demand of one or more Carlyle Stockholders, the Carlyle Stockholders collectively will have first priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, all other shareholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, the Company will have third priority. Except as contemplated by the immediately preceding three sentences, other selling shareholders (other than transferees to whom a Carlyle Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of Carlyle Stockholders holding a majority of the Shares being sold in such offering.

(ii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Carlyle Stockholders as a group will have first priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, all other shareholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering Except as contemplated by the preceding sentence, other shareholders (other than transferees to whom a Carlyle Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of a Carlyle Majority Interest.

(f) Withdrawals. Even if Shares held by a Carlyle Stockholder have been part of a registered underwritten offering (pursuant to either demand or piggyback rights), such Carlyle Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.

(g) Lockups. In connection with any underwritten offering of Shares, the Company and each Carlyle Stockholder will agree (in the case of Carlyle Stockholders, with respect to Shares respectively held by them) , and the Company will use reasonable best efforts to cause such of its executive officers and members of its board of directors as the underwriters in such offering may request, to be bound by the underwriting agreement’s “clear market” and lockup restrictions, as the case may be (which must apply, and continue to apply, in like manner to all of them), that are agreed to (a) by the Company, if (1) a majority of the Shares being sold in such offering are being sold for its account and (2) such offering was initiated by the Company and not by any Carlyle Stockholder pursuant to Section 3.1 or 3.2, or (b) by Carlyle Stockholders holding a majority of Shares being sold by all Carlyle Stockholders, if a majority of the Shares being sold in such offering are being sold by Carlyle Stockholders, as applicable.

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(h) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by Carlyle Stockholders, including, without limitation, all registration and filing fees, printing (including printing certificates for the Shares in a form eligible for deposit with the Depository Trust Company and printing preliminary, supplemental and final prospectuses) expenses, word processing, duplicating, telephone and facsimile expenses, messenger and delivery expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows”, fees and disbursements of counsel (including the reasonable fees and disbursements of outside counsel for Carlyle Stockholders and fees and disbursements of counsel to the underwriters with respect to “blue sky” qualification of such Shares and their determination for eligibility for investment under the laws of the various jurisdictions (up to the cap on such fees included in any applicable underwriting agreement)) and of the independent certified public accountants (including with respect to the preparation of customary financial statements required to be included in any offering document, the provision of any customary comfort letters and any the conduct of special audits required by, or incidental to, such registration), and the expense of qualifying such Shares under state blue sky laws and foreign securities laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Carlyle Stockholder will be borne by such Carlyle Stockholder.

3.3 Facilitating Registrations and Offerings.

(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of Carlyle Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.3.

(b) Registration Statements. In connection with each registration statement that is demanded by Carlyle Stockholders or as to which piggyback rights otherwise apply, the Company will:

(i) (A) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (B) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (C) seek the effectiveness thereof and (D) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Carlyle Stockholders and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution set forth in such registration statement;

(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Carlyle Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Carlyle Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Carlyle Stockholders or any underwriter available for discussion of such documents;

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(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Carlyle Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Carlyle Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (x) to comply in all material respects with the requirements of the Securities Act, the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) notify each Carlyle Stockholder promptly, and, if requested by such Carlyle Stockholder, confirm such advice in writing, (A) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (B) of the issuance by the SEC or any state or foreign securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose, (C) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (D) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(v) furnish counsel for each underwriter, if any, and for the Carlyle Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vi) otherwise comply with all applicable rules and regulations of the SEC including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(vii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Carlyle Stockholders or as to which piggyback rights otherwise apply, the Company will:

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(i) cooperate with the selling Carlyle Stockholders Shares and the sole underwriter or managing underwriter of an underwritten offering Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Carlyle Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request at least five days prior to delivery of such Shares at the closing of such underwritten offering;

(ii) subject always to applicable laws, furnish to each Carlyle Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus or prospectus supplement, and any amendment or supplement thereto and such other documents as such Carlyle Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus or prospectus supplement, by each such Carlyle Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus, preliminary prospectus or prospectus supplement;

(iii) (A) use commercially reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Carlyle Stockholder holding Shares covered by a registration statement, shall reasonably request; (B) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; (C) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement and (D) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Carlyle Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such Carlyle Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction where it would not otherwise be required to qualify but for this subparagraph (D) or subject itself to taxation in any such jurisdiction;

(iv) (A) cause all Shares being sold to be qualified for inclusion in or listed on The NASDAQ Global Select Market or any other U.S. securities exchange on which Shares issued by the Company are then so qualified or listed if so requested by the Carlyle Stockholders, or if so requested by the underwriter or underwriters of an underwritten offering of Shares, if any; and (B) use best efforts to provide a transfer agent and registrar for all Shares to be sold by the Carlyle Stockholders not later than the effective date of such registration statement;

(v) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi) use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Carlyle Stockholders or the lead managing underwriter of an underwritten offering;

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(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares in connection therewith, including:

(1) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2) obtain opinions of counsel to the Company in all relevant jurisdictions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any, covering the matters and jurisdictions customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s and Atotech’s (or any of the Company’s other subsidiaries for which financial statements have been included in the registration statement) independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Carlyle Stockholders providing for, among other things, the appointment of such representative as agent for the selling Carlyle Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(viii) take all actions to ensure that any free-writing prospectus utilized in connection with any demand registration or piggyback registration or shelf offering hereunder complies in all material respects with the Securities Act in relation to the circulation of a prospectus, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix) permit any Carlyle Stockholder that, in upon written advice of counsel , might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement or comparable statement and to allow such Carlyle Stockholder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Carlyle Stockholder and its counsel should be included;

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(x) use commercially reasonable efforts to (A) make Form S-3 available for the sale of Shares and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use commercially reasonable efforts to obtain as promptly as practicable the withdrawal of such order;

(xi) if requested by any managing underwriter or Carlyle Stockholder and reasonably available, include in any prospectus or prospectus supplement updated financial or business information for the Company’s and/or Atotech’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the reasonable judgment of the managing underwriter;

(xii) take no direct or indirect action prohibited by Regulation M under the Exchange Act, provided, however, that to the extent any prohibition is applicable to the Company, the Company will take such action as is reasonably required, in the opinion of counsel to the Company, to make any such prohibition inapplicable;

(xiii) cooperate with each Carlyle Stockholder covered by the registration statement and each underwriter or agent participating in the disposition of such Shares and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the Shares are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(xiv) if the Company files an automatic shelf registration statement covering any Shares, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xv) if the Company does not pay the filing fee covering the Shares at the time an automatic shelf registration statement is filed, pay such fee at such time or times as the Shares are to be sold; and

(xvi) if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year, refile a new automatic shelf registration statement covering the Shares, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(d) Due Diligence. In connection with each registration and offering of Shares to be sold by Carlyle Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the underwriters and any counsel or accountant retained by such Carlyle Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

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(e) Information from Stockholders. Each Carlyle Stockholder that holds Shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Carlyle Stockholder and the proposed distribution by such Carlyle Stockholder of such Shares as the Company may from time to time reasonably request in writing.

(f) If the Company files any automatic shelf registration statement for the benefit of the holders of any of its securities other than the Carlyle Stockholders, and the Carlyle Stockholders do not request that their Shares be included in such shelf registration statement, the Company agrees that, at the request of the Carlyle Majority Interest, it will include in such automatic shelf registration statement such disclosures as may be required by Rule 430B in order to ensure that the Carlyle Stockholders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment. If the Company has filed any automatic shelf registration statement for the benefit of the holders of any of its securities other than the Carlyle Stockholders, the Company shall, at the request of the Carlyle Majority Interest, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the Carlyle Stockholders may be added to such Shelf Registration Statement.

3.4 Indemnification.

(a) Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement of Shares held by Carlyle Stockholders or any underwritten offering of such securities, the Company will hold harmless Carlyle Stockholders, any such Carlyle Stockholder’s officers, directors, employees, agents, fiduciaries, shareholders, managers, partners, members, Affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter in any such underwritten offering of such securities and each other person, if any, who controls any Carlyle Stockholder or such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, actions, damages, liabilities or expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which Carlyle Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such Indemnified Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus or free-writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Indemnified Person specifically for use in the preparation thereof.

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(b) Indemnification by Carlyle Stockholders. Each Carlyle Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act), with respect to Losses (as determined by a final and unappealable judgment, order or decree of a court of competent jurisdiction) arising from (i) any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Carlyle Stockholder specifically regarding such Carlyle Stockholder for use in the preparation of such registration statement or amendment or supplement, and (ii) compliance by such Carlyle Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

(c) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.4(a) and Section 3.4(b), the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

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(d) Contribution. If the indemnification required by this Section 3.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable Losses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Carlyle Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4(d). Notwithstanding the provisions of this Section 3.4(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities which were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

(e) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 3 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.

3.5 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Carlyle Stockholder, make publicly available such information) and it will take such further action as any Carlyle Stockholder may reasonably request, so as to enable such Carlyle Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Carlyle Stockholder, the Company will deliver to such Carlyle Stockholder a written statement as to whether it has complied with such requirements.

SECTION IV. PROHIBITION ON CERTAIN TAX ELECTIONS

4.1 Notwithstanding any provision of the Implementation Agreement and except as provided in this Section 4.1, the Company and its Affiliates shall be prohibited from making an election under Section 336 or Section 338 of the United States Internal Revenue Code of 1986, as amended (the “Code”) with respect to the transactions contemplated by the Implementation Agreement or any entity classification election pursuant to United States Treasury Regulation Section 301.7701-3 with respect to Atotech or its

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Subsidiaries, which election has retroactive effect to a Pre-Closing Tax Period, or any other Tax election with respect to Atotech or any of its Subsidiaries that could reasonably be expected to have retroactive effect on the Tax liability of any direct or indirect shareholder of Atotech; provided that (i) no more than sixty (60) days following the end of the calendar quarter in which the Effective Date occurs, CP VI shall, after consulting with a third-party tax or legal advisor of recognized standing, certify to the Company whether or not (A) The Carlyle Group, Inc., any of its Affiliates (other than a partnership that did not own (within the meaning of Section 958(a) of the Code) any shares of stock of Atotech), or any limited partner in any of its Affiliated investment funds was a “United States shareholder” of Atotech (as such term is defined in Section 951(b) of the Code and the United States Treasury Regulations promulgated thereunder) as of the Effective Date and (B) such United States shareholder (or in the case of a partnership that was a United States shareholder, any of its partners) is reasonably likely to incur additional Tax by reason of the Company or its Affiliates making one or more elections pursuant to Section 338(g) of the Code with respect to the transactions contemplated by the Implementation Agreement (as compared to the Tax that would have been incurred by such United States shareholder if no such election(s) had been made); provided further that, for the avoidance of doubt, the determination in the preceding clause (i) shall take into account any change in applicable U.S. Tax Law after the date hereof and prior to the date on which the United States Internal Revenue Service Form 8023 with respect to such Section 338(g) elections that would apply to the transactions contemplated by this Agreement is due, and (ii) the Company or its Affiliates shall be permitted to make elections under Section 338(g) of the Code with respect to the transactions contemplated by this Agreement if (but only if) CP VI certifies pursuant to clause (i) that there was no such Person meeting the above described conditions.

SECTION V. MISCELLANEOUS PROVISIONS

5.1 Tax Information. Promptly upon request by any Carlyle Stockholder, the Company will prepare and deliver to such Carlyle Stockholder any information and certified statement that such Carlyle Stockholder reasonably determines to be necessary for such Carlyle Stockholder (or its direct or indirect owners) to comply with obligations for tax reporting or tax withholding with respect to its pre-Acquisition investment in Atotech. For the avoidance of doubt, such a request by any Carlyle Stockholder may require the Company, (i) for purposes of Section 301 of the Code, to prepare financial statements for Atotech and its Subsidiaries pursuant to the principles of “earnings and profits” within the meaning of United States federal income tax law and to determine the amount of any “dividend” to a Carlyle Stockholder within the meaning of Section 316 of the Code, (ii) for purposes of Sections 951, 951A and 1248 of the Code, to determine whether Atotech or any of its subsidiaries was a “controlled foreign corporation” within the meaning of Section 957 of the Code prior to the Acquisition, to prepare financial statements pursuant to the principles of “earnings and profits” within the meaning of United States federal income tax law, to determine the amount of any “subpart F income” within the meaning of Section 952 of the Code and any “global intangible low-taxed income” within the meaning of Section 951A of the Code, and to determine the amount of dividend income recognized by any Carlyle Stockholder in connection with the Acquisition by reason of Section 1248 of the Code and (iii) for purposes of Section 1291 of the Code and the election under Section 1295 of the Code, to determine whether the Company or any of its subsidiaries was a “passive foreign investment company” within the meaning of Section 1297 of the Code prior to the Acquisition. The Carlyle Stockholder shall, or shall cause one or more of its Affiliates to, reimburse the Company for all out-of-pocket expenses reasonably incurred by it in connection with responding to any request by the Carlyle Stockholder under this Section 5.1.

5.2 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Date regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

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5.3 Amendment and Waiver; Actions of the Board. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the Carlyle Majority Interest and the Company. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the Carlyle Majority Interest and the Company, at any time hereafter Permitted Transferees may be made parties hereto, with any such additional parties shall be treated as “Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.

5.4 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to the Company:

MKS Instruments, Inc.

2 Tech Drive, Suite 201

Andover, Massachusetts 01810

Attn: General Counsel

With a copy (which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th floor

New York, New York 10020

Attn: Jonathan Klein

Facsimile: (212) 884-8502

If to the Carlyle Stockholders:

c/o The Carlyle Group

1001 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Martin W. Sumner

Facsimile: (202) 347-1818

With a copy (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, D.C. 20004

Attention: Patrick H. Shannon

Facsimile: (202) 637-2201

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5.5 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.6 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

5.7 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.8 Termination. This Agreement shall terminate, with respect to any Stockholder, on the date that such Stockholder no longer holds any Shares. The provisions of Section 3.2(h) and Section 3.4 shall survive any termination.

5.9 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

5.10 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

5.11 Consent to Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 4.3. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

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(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.10. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

5.12 Further Assurances. At any time or from time to time after the Effective Date, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

5.13 Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Common Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

5.14 In-Kind Distributions. If any of the Carlyle Stockholders (and/or any of their affiliates) seeks to effectuate an in-kind distribution of all or part of its Shares to its respective direct or indirect equity holders, the Company will, subject to any applicable lock-ups, use commercially reasonable efforts to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

5.15 Recapitalization Transactions. If at any time or from time to time there is any change in the capital structure of the Company by way of stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by other means, appropriate adjustments will be made in the provision hereof so that the rights and privileges granted hereby will continue.

[Signature Pages Follow]

19

IN WITNESS WHEREOF, the parties are signing this Investor Rights Agreement as of the date first set forth above.

COMPANY:

MKS INSTRUMENTS, INC.

By:
Name:
Title:

[Signature page to Investor Rights Agreement]

CARLYLE STOCKHOLDERS:

CARLYLE PARTNERS VI CAYMAN HOLDINGS, L.P.

By:
Name:
Title:

CEP IV PARTICIPATIONS, S.Á.R.L. SICAR

By:
Name:
Title:

GAMMA HOLDING COMPANY LIMITED

By:
Name:
Title:

[Signature page to Investor Rights Agreement]

EXHIBIT A

Joinder Agreement

By execution of this signature page, [_______________] hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Investor Rights Agreement, dated as of __________, 2021, by and among MKS Instruments, Inc., a Massachusetts corporation, Carlyle Partners VI Cayman Holdings, L.P., CEP IV Participations, S.à r.l. SICAR and Gamma Holding Company Limited (collectively, the “Carlyle Stockholders”), as amended from time to time thereafter.

[_______________] hereby represents, warrants and covenants to the Company and the Carlyle Stockholders as follows: (a) such Person has full legal capacity to enter into this Joinder Agreement and the Investor Rights Agreement and perform its obligations hereunder and thereunder; (b) this Agreement constitutes the valid and binding obligation of such Person enforceable against such Person in accordance with its terms; and (c) the execution, delivery and performance by such Person of this Agreement does not and will not: (i) violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Person, or require such Person to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; or (ii) constitute a breach of or default under any material agreement to which such Person is a party.

[NAME]

By:
Name:
Title:

Notice Address:

Accepted:

MKS INSTRUMENTS, INC.

By:
Name:
Title: